                                                                    EXHIBIT 10.1

                                                      19478/8
                                                      Agenda No. 1.3
                                                      Lease Agreement


______________________________________________________________________________


                                LEASE AGREEMENT


                                  dated as of

                                  May 11, 1998


                                 by and between

         Atrium of San Jose LLC , a Delaware limited liability company as Lessor-Owner


                                      and


   Brookdale Living Communities of California, Inc., a Delaware corporation, as Lessee

______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
                                                                                   ----
Section 1.   Definitions...........................................................  2
Section 2.   Agreement to Lease....................................................  3
Section 3.   Term..................................................................  3
Section 4.   Conditions Precedent Prior to Basic Term Commencement Date............  3
Section 5.   Rental................................................................  5
Section 6.   Use...................................................................  6
Section 7.   Net Lease; Nonterminability...........................................  6
Section 8.   Taxes and Other Charges; Laws and Agreements..........................  7
Section 9.   Liens................................................................. 10
Section 10.  Ownership of the Leased Property...................................... 11
Section 11.  Owner's Disclaimer; Acknowledgement by Lessee......................... 12
Section 12.  Representations of Parties............................................ 13
Section 13.  Maintenance; Quiet Enjoyment.......................................... 16
Section 14.  Compliance with Legal Requirements.................................... 18
Section 15.  Insurance............................................................. 19
Section 16.  Loss, Damage or Destruction........................................... 22
Section 17.  Additions and Improvements; Removal................................... 25
Section 18.  Right Of Entry........................................................ 26
Section 19.  Assignments and Subleasing; Subordination and Attornment.............. 26
Section 20.  Environmental Matters................................................. 30
Section 21.  Environmental Indemnity............................................... 33
Section 22.  Indemnification and Hold Harmless Agreement........................... 34

Section 23.  Events of Default by Lessee........................................... 36
Section 24.  Remedies Upon Default................................................. 37
Section 25.  Owner's Right to Perform for Lessee................................... 40
Section 26.  Expenses.............................................................. 41
Section 27.  Further Assurances.................................................... 41
Section 28.  Notices............................................................... 41
Section 29.  Lessee's Extension Lease Options and End of Term Purchase Options..... 43
Section 30.  Third Party Sale of Leased Property................................... 44
Section 31.  End of Term Adjustment................................................ 45
Section 32.  Procedure for Owner Conveyance........................................ 46
Section 33.  Time of the Essence; Manner of Payment................................ 47
Section 34.  Return of Leased Property............................................. 48
Section 35.  Financial Information................................................. 49
Section 36.  Recording............................................................. 50
Section 37.  No Reliance........................................................... 50
Section 38.  Miscellaneous......................................................... 50
Section 39.  Venue; Governing Law.................................................. 51
Section 40.  Estoppel Certificate.................................................. 51
Section 41.  Survival of Representations, Warranties and Covenants................. 51

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT A   Legal Description of Land

EXHIBIT B   Base Rental

EXHIBIT C   Termination Values and Purchase Prices

EXHIBIT D   Maximum Lessee Risk Amount and Maximum Owner Risk Amount

                               LIST OF SCHEDULES
                               -----------------

SCHEDULE I  List of Listed Permits..............................................

SCHEDULE II List of Acceptable Hazardous Materials..............................

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT (the "Lease"), dated as of May __, 1998, by and between Atrium of San Jose LLC, a Delaware limited liability company, as owner-lessor hereunder ("Owner") and Brookdale Living Communities of California, Inc., a Delaware corporation, as lessee hereunder ("Lessee").

                             PRELIMINARY STATEMENT
                             ---------------------

     Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale") has entered into a Purchase and Sale Agreement by and between Atrium Venture, a California limited partnership, as seller, and Brookdale, as purchaser, dated as of February 10, 1998 (the "P&S") to acquire a parcel of land consisting of approximately 10.14 acres, more or less, located in the City of San Jose, County of Santa Clara, California, (the "Land") as more particularly described in Exhibit A attached hereto, together with all structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the "Improvements") which include, without limitation, two residential buildings of approximately 243,186 square feet, one common building of approximately 20,600 square feet and certain parking facilities and driveways (the Land and Improvements, together with all related personalty, easements, privileges, rights and appurtenances thereto, are referred to collectively as the "Leased Property"). Brookdale has determined that the most advantageous financing for the acquisition of the Leased Property can be realized by assigning purchaser's rights under the P&S to Owner, permitting Owner to purchase the Leased Property and causing the Lessee to lease the Leased Property from Owner pursuant to this Lease, which Lease is intended to be an operating lease for accounting purposes under GAAP. The date upon which Brookdale assigns the P&S to the Owner, the Owner acquires the Leased Property from the Seller and Lessee and Owner enter into this Lease is referred to as the "Closing Date".

     On the Closing Date, Owner will purchase the Leased Property pursuant to the P&S for a price of $31,100,000 (the "Acquisition Price"), which Acquisition Price includes the assumption of certain outstanding debt incurred by the Seller to Column Financial, Inc., a Delaware corporation (the "Original Lender"), which is now held by LaSalle National Bank, as Trustee for the Registered Holders of DLJ Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-CF1 (the "Trust") (the Trust, together with its successors and assigns, the "Senior Lender"), in the original principal amount of EIGHTEEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($18,400,000) (the "Senior Loan"). The remainder of the Acquisition Price shall be provided by the Owner from the proceeds of an equity contribution in the amount THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS ($13,700,000) ("Owner's Equity") which amount will be provided by the majority member of the Owner, SELCO Service Corporation, an Ohio corporation ("SELCO"), from (i) the proceeds of a nonrecourse loan to be made to SELCO from Healthcare Realty Trust Incorporated, a Maryland corporation ("Healthcare Realty"), in the amount of SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS ($6,800,000) (the "A Investor Loan"), (ii) the proceeds of a nonrecourse loan to be made to SELCO from Key Corporate Capital, Inc., a Michigan corporation ("KCCI") in the amount of FIVE MILLION NINE HUNDRED FORTY-SIX THOUSAND DOLLARS ($5,946,000) (the "B Investor Loan," and together with the A Investor Loan, the "Investor Loans"), and (iii) equity provided by

SELCO from its own funds in the amount of NINE HUNDRED FIFTY FOUR THOUSAND DOLLARS ($954,000) (the "SELCO Contribution"). The A Investor Loan will be secured by a pledge of the membership interests in Owner owned by SELCO and the stock interest in The Atrium of San Jose, Inc., the managing member of the Owner. The B Investor and the SELCO Contribution will each be secured by a pledge of the "Supplemental Collateral" as defined below.

     This Lease provides for a Basic Lease Term of five (5) years. Upon the expiration of the Basic Lease Term, Lessee will have options to extend the Term of the Lease for five (5) consecutive one (1)-year Extension Lease Terms. At the end of the Basic Lease Term or any Extension Lease Term, Lessee has an option to purchase the Leased Property for the Purchase Price set forth in Exhibit C to this Lease. If Lessee does not exercise its option to purchase the Leased Property, Lessee is obligated to solicit bids for the purchase of the Leased Property from third parties. If the Leased Property is sold to a third party pursuant to the provisions of this Lease or is returned to the Owner upon the completion of the Basic Lease Term or any Extension Lease Term or upon any Termination Date, Lessee will be obligated to pay the applicable End of Term Adjustment provided for in this Lease to Owner.

     On the date hereof, the Owner shall execute and deliver for the benefit of SELCO, and KCCI a nonrecourse guaranty under which Owner guarantees the payment and receipt by SELCO and KCCI Basic Rent and the B Investor Loan Debt Service, respectively. Pursuant to the Owner's Pledge Agreement, the Lessee shall pledge to Owner (which pledge will be assigned to KCCI and SELCO as security for the nonrecourse guaranty) two Certificates of Deposit each issued by Fleet National Bank or such other bank constituting an "Acceptable CD Issuer" (as defined in the Owner Pledge Agreement) to secure the performance and payment of Lessee's obligations hereunder. One certificate of deposit shall be issued in the principal amount of SIX MILLION TEN THOUSAND SIX HUNDRED TWO AND 12/100 DOLLARS ($6,010,602.12) and the other certificate of deposit shall be issued in the principal amount of NINE HUNDRED FIFTY-FOUR THOUSAND DOLLARS ($954,000). The Certificates of Deposit will be delivered to Key Bank National Association, which shall hold the Certificates of Deposit as custodian for KCCI and SELCO in accordance with the Owner Pledge Agreement.

     The Lessee shall execute and deliver to Owner a Notice of Lease and Leasehold Deed of Trust granting to Owner a Lien on the Lessee's interest in the Leased Property.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1.  Definitions. Unless the context otherwise requires, and except
                 -----------
as specifically provided herein, each of the capitalized terms shall have the meaning set forth in the Definitions Appendix attached to this Lease, as the same may be amended, modified or supplemented from time to time.

     Unless otherwise expressly stated, the words "this Lease," "herein," "hereunder," "hereof" or other like words mean and include this Lease and the Definitions Appendix, all exhibits hereto and each amendment and supplement hereto.

     Section 2.  Agreement to Lease.  Owner hereby leases, lets and demises unto
                 ------------------
Lessee, and Lessee hereby leases, rents and takes possession from Owner, all of the Owner's right, title and interest in the Leased Property, to have and to hold the same for the Term, subject to the covenants, agreements, terms, conditions, limitations and provisions hereinafter set forth.

     Section 3.  Term.
                 ----

     The Basic Lease Term shall commence on the Closing Date, and, unless this Lease is sooner terminated pursuant to the provisions hereof, shall end on the Basic Lease Term Expiration Date, or if this Lease is extended pursuant to
Section 29(a) hereof, on the last day of the last Extension Lease Term hereof for which the Term of this Lease is renewed.

     Section 4.  Conditions Precedent Prior to Commencement of Basic Lease Term.
                 --------------------------------------------------------------

     Unless otherwise waived in writing by the Owner or the Senior Lender, the right of Lessee to lease the Leased Property from the Owner under this Lease is subject to the fulfillment of each of the following conditions:

     (a) The Lease and each of the other Transaction Documents shall have duly authorized, executed and delivered by the parties thereto, in form and substance satisfactory to the parties hereto, and shall be in full force and effect. No Default or Event of Default shall exist under any of the Transaction Documents (either before or after giving effect to the transactions contemplated by the Transaction Documents), and the Owner, Senior Lender, Healthcare Realty, KCCI and SELCO shall have received fully executed copies or originals of the Transaction Documents. The Transaction Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable counsel to render the opinions referred to in clause (c) below and to enable the title company to
                        ----------
issue the title insurance policies referred to in clause (d) below;
                                                  ----------

     (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Transaction Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Owner;

     (c) Counsel to the Lessee (i) in the jurisdiction in which the Leased Property is located shall have issued to the Owner their opinions, all in form and substance satisfactory to the Owner, (ii) shall have issued to the Owner its opinion that the execution, delivery and performance of this Lease by Owner and Lessee will not violate or result in a default under the Senior Loan Documents, and (iii) shall have issued to the Owner, KCCI and SELCO its opinion to the effect that upon delivery to the Custodian of the Certificates of Deposit and the filing of the financing statements in the States of Ohio and Illinois, a valid first priority security interest in the Supplemental Collateral shall have been created and granted to the Owner and assigned to KCCI and SELCO;

     (d) All approvals, consents, permits and licenses from every governmental authority having jurisdiction of the Leased Property, the Seller, the Lessee and/or the Owner required in connection with the purchase and sale of the Leased Property from Seller to Owner, the leasing of the Leased Property by Owner to Lessee and the operation of the Leased Property for its intended purposes (i.e. as an independent living facility for seniors) shall have been obtained;

     (e) No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any U.S., state or local governmental agency or authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any U.S., state or local governmental agency or authority (i) to set aside, restrain, enjoin or prevent the full performance of this Lease, any other Transaction Document or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to Materially and adversely affect the Owner or the Lessee.

     (f) The transactions contemplated herein and in the Transaction Documents do not and will not violate any Legal Requirements;

     (g) The Owner shall have received a "phase I" environmental assessment of the Land and Improvements addressed to Senior Lender, Owner, SELCO, Healthcare Realty and KCCI from a duly qualified environmental consultant acceptable to Owner and such assessment shall have been performed in a manner which is acceptable to Owner (and in any event such assessment shall have been performed in accordance with all applicable 1997 ASTM standards). There shall be no event or matter disclosed in the environmental assessment which presents a material risk of the Leased Property, the Owner, the Lessee not being in compliance with all Environmental Legal Requirements;

     (h) The Owner and Senior Lender shall have received an appraisal of the Leased Property in form and substance satisfactory to Owner and Senior Lender;

     (i) Owner shall have received: (i) an owner's title insurance policy which meets Owner's title insurance requirements previously furnished to Lessee and which is to the satisfaction of Owner, Healthcare Realty and their respective counsel; and (ii) a current, on-site instrument survey of the Land and Improvements, which survey shall contain a certification thereon, or on a separate surveyor's certificate, of a Registered Land Surveyor acceptable to Owner which meets Owner's survey requirements previously furnished to Lessee and which is to the satisfaction of Owner and its counsel;

     (j) The Owner and Senior Lender shall have received evidence of insurance with respect to the Leased Property required to be maintained pursuant to this Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, and otherwise satisfying the requirements set forth in Section 15 hereof;

     (k) Brookdale shall have executed and delivered to Senior Lender an "Hazardous Substances Indemnity Agreement" and an "Indemnity and Guaranty Agreement" in substantially the same form as the agreements of the same caption delivered by Seller to the Original Lender;

     (l) All conditions of Senior Lender to the assumption by Owner of the Senior Loan shall have been satisfied; and

     (m) All other matters relating to the transaction contemplated by this Lease shall be reasonably satisfactory to Owner, Senior Lender, SELCO, Healthcare Realty and KCCI, and their respective counsel.

     Section 5.  Rental.  Lessee shall pay the Base Rental and Additional Rental
                 ------
to the Persons, in the amounts and at the times and in the manner set forth below, such amounts constituting in the aggregate the total of the rental payable under this Lease, as follows:

     (a) Lessee hereby agrees to pay Base Rental to the Persons and in the amounts determined in accordance with Exhibit B hereto and all Base Rental shall be paid on or before such amounts are due and payable as set forth on Exhibit B.

     (b) In addition to the Base Rental, Lessee agrees during the Term to pay as Additional Rental to the Owner or the Person entitled to receive the same all of the following:

          (i) All "taxes or other impositions" (as defined in Section 8(a) hereof), including any amounts payable by Owner to Senior Lender for payment in the "Impound Account" under Section 1.6 of the Deed of Trust;

          (ii) Insurance premiums, if any, on all insurance required to be obtained and maintained in force and effect by Lessee under the provisions of
Section 15 of this Lease, including any amounts payable by Owner to Senior Lender for payment in the "Impound Account" under Section 1.6 of the Deed of Trust;

          (iii) All other costs and expenses of every nature whatsoever incurred by Lessee incident to the ownership, management, maintenance, repair, replacement, restoration, and operation of the Leased Property, including any amounts payable by Owner to Senior Lender for payment in the "Replacement Reserve" under Section 1.8 of the Deed of Trust;

          (iv) All indemnities, fees and expenses (not otherwise paid or provided for out of the proceeds of the Owner's Equity) incurred by Owner or which the Owner is obligated to pay in connection with the transactions contemplated in this Lease or the Senior Loan;

          (v) All amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Owner or others, including, if any, payments of indemnities, in addition to any other amounts due as Base Rental and Additional Rental hereunder;

          (vi) All indemnification payments or other amounts payable to the Administrator or any of its employees hereunder or under the other Transaction Documents and the customary fees and expenses payable to the Administrator for administrative services rendered to Owner;


          Amounts constituting Additional Rental payable pursuant to clauses
(i), (ii), (iii), (iv) and (vi) of this Section 5(b) shall be paid by Lessee directly to the Person or Persons to whom such amounts are payable. The obligation of Lessee to pay all such amounts shall survive the termination of this Lease.

     (c) All payments of Base Rental and Additional Rental required to be made by Lessee to Owner or Senior Lender shall be made by wire transfer of immediately available funds. While the Senior Loan remains outstanding, all payments of Base Rental constituting Senior Loan Debt Service shall be payable directly to the Senior Lender as the Senior Lender may direct from time to time; all payments of Base Rental constituting A Investor Loan Debt Service, B Investor Loan Debt Service and SELCO Basic Rent shall be payable to the Administrator. Notwithstanding the foregoing but subject to the terms of the Indemnity Priority Agreement, each Indemnified Party shall be entitled to exercise all of its Excepted Rights directly against Lessee.

     Section 6.  Use.  Lessee shall use the Leased Property, including related
                 ---
amenities, as a congregate care facility with assisted living services and shall not cause or permit such use to be discontinued or abandoned, unless such use of the Leased Improvements is or becomes a use prohibited by law.

     Section 7.  Net Lease; Nonterminability.
                 ---------------------------

     (A) THIS LEASE IS A "NET LEASE." ALL COSTS, EXPENSES AND OBLIGATIONS OF EVERY KIND AND NATURE WHATSOEVER RELATING TO THE LEASED PROPERTY AND THE APPURTENANCES THERETO AND THE USE AND OCCUPANCY THEREOF BY LESSEE OR ANYONE CLAIMING BY, THROUGH OR UNDER LESSEE WHICH MAY ARISE OR BECOME DUE DURING OR WITH RESPECT TO THE PERIOD CONSTITUTING THE TERM HEREOF SHALL BE PAID BY LESSEE, AND LESSEE SHALL INDEMNIFY THE INDEMNIFIED PARTIES AGAINST ANY OF THE FOREGOING AS PROVIDED IN SECTION 8 BELOW. LESSEE ASSUMES, DURING THE TERM OF THIS LEASE, THE SOLE RESPONSIBILITY FOR THE CONDITION, USE, OPERATION, MAINTENANCE, SUBLETTING AND MANAGEMENT OF THE LEASED PROPERTY, NEITHER OWNER NOR ANY OTHER INDEMNIFIED PARTY SHALL HAVE ANY RESPONSIBILITY IN RESPECT THEREOF, NOR SHALL OWNER NOR ANY OTHER INDEMNIFIED PARTY HAVE ANY LIABILITY FOR DAMAGE INCURRED BY ANY PERSON OR FOR DAMAGE TO THE PROPERTY OF LESSEE OR ANY SUBLESSEE OF LESSEE FOR ANY REASON WHATSOEVER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DURING THE TERM OF THIS LEASE, LESSEE SHALL PERFORM ALL OF THE OBLIGATIONS OF THE SUBLESSOR UNDER ANY SUBLEASES AFFECTING ALL OR ANY PART OF THE LEASED PROPERTY WHICH LESSEE MAY HEREINAFTER ENTER INTO AS SUBLESSOR TO THE EXTENT THAT LESSEE'S FAILURE TO PERFORM SUCH OBLIGATIONS COULD RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS LEASE. IN NO EVENT SHALL THE LESSEE BE LIABLE OR BE HELD RESPONSIBLE FOR MISAPPLICATION OF ANY PAYMENTS RECEIVED BY THE OWNER (OR THE ADMINISTRATOR) WHICH ARE TO BE PAID TO HEALTHCARE REALTY, KCCI AND/OR SELCO AND LESSEE SHALL BE GIVEN CREDIT FOR ALL PAYMENTS MADE BY LESSEE TO OWNER (OR THE ADMINISTRATOR) OF EQUITY RENTAL NOTWITHSTANDING FAILURE OF HEALTHCARE REALTY, KCCI AND/OR SELCO TO RECEIVE SUCH PAYMENTS.

     (B) LESSEE ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, ITS OBLIGATIONS TO PAY BASE RENTAL AND ADDITIONAL RENTAL, SHALL BE UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES AND SHALL NOT BE SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION OR REPUDIATION BY LESSEE. THIS LEASE SHALL NOT TERMINATE, NOR SHALL LESSEE HAVE ANY RIGHT TO TERMINATE THIS LEASE, AND LESSEE SHALL PERFORM ALL OBLIGATIONS HEREUNDER, INCLUDING THE PAYMENT OF ALL BASE RENTAL AND ADDITIONAL RENTAL,

WITHOUT NOTICE, DEMAND, COUNTERCLAIM, SET-OFF, DEDUCTION, DEFENSE OR RECOUPMENT, AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, ANY PAST, PRESENT OR FUTURE CLAIMS WHICH LESSEE MAY HAVE AGAINST THE OWNER, SENIOR LENDER, SELCO, HEALTHCARE REALTY, KCCI OR ANY OTHER PERSON FOR ANY REASON WHATSOEVER; ANY DEFECT IN THE LEASED PROPERTY OR ANY PORTION THEREOF, OR IN THE TITLE, CONDITION, DESIGN, CONSTRUCTION, HABITABILITY OR FITNESS FOR A PARTICULAR USE THEREOF; ANY DAMAGE TO OR DESTRUCTION OR LOSS OF ALL OR PART OF THE LEASED PROPERTY; ANY RESTRICTION, DEPRIVATION (INCLUDING EVICTION) OR PREVENTION OF, OR ANY INTERFERENCE WITH OR INTERRUPTION OF, ANY USE OR OCCUPANCY OF THE LEASED PROPERTY (WHETHER DUE TO ANY DEFECT IN OR FAILURE OF OWNER'S TITLE TO THE LEASED PROPERTY, ANY OWNER LIEN OR OTHERWISE); ANY CONDEMNATION, REQUISITION OR OTHER TAKING OR SALE OF THE USE, OCCUPANCY OR TITLE TO THE LEASED PROPERTY; ANY ACTION, OMISSION OR BREACH ON THE PART OF THE OWNER UNDER THIS LEASE (INCLUDING WITHOUT LIMITATION, ANY BREACH OF THE OWNER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 12 HEREOF) OR UNDER ANY OTHER AGREEMENT BETWEEN OWNER AND LESSEE, OR ANY OTHER INDEBTEDNESS OR LIABILITY, HOWSOEVER AND WHENEVER ARISING, OF OWNER, ANY ASSIGNEE OR LESSEE TO ANY OTHER PERSON, OR BY REASON OF INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS BY OR AGAINST OWNER, ANY ASSIGNEE OR LESSEE; THE INADEQUACY OR INACCURACY OF THE DESCRIPTION OF THE LEASED PROPERTY OR THE FAILURE TO DEMISE AND LET TO LESSEE THE PROPERTY INTENDED TO BE LEASED HEREBY; LESSEE'S ACQUISITION OF OWNERSHIP OF THE LEASED PROPERTY OR ANY SALE OR OTHER DISPOSITION OF THE LEASED PROPERTY; THE IMPOSSIBILITY OR ILLEGALITY OF PERFORMANCE BY OWNER OR LESSEE OR BOTH; THE FAILURE OF OWNER TO DELIVER POSSESSION OF THE LEASED PROPERTY ON THE CLOSING DATE; ANY ACTION OF ANY COURT, ADMINISTRATIVE AGENCY OR OTHER GOVERNMENTAL AUTHORITY; OR ANY OTHER CAUSE, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, ANY PRESENT OR FUTURE LAW NOTWITHSTANDING; IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL BASE RENTAL AND ADDITIONAL RENTAL PAYABLE BY LESSEE HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND IN THE MANNER AND AT THE TIMES HEREIN PROVIDED, WITHOUT NOTICE OR DEMAND, UNLESS THE OBLIGATION TO PAY THE SAME SHALL BE TERMINATED PURSUANT TO THE EXPRESS PROVISIONS OF THIS LEASE.

     (C) LESSEE WILL REMAIN OBLIGATED UNDER THIS LEASE IN ACCORDANCE WITH ITS TERMS, AND WILL NOT TAKE ANY ACTION TO TERMINATE, RESCIND OR AVOID THIS LEASE FOR ANY REASONS (OTHER THAN AS EXPRESSLY PROVIDED HEREIN), NOTWITHSTANDING ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, LIQUIDATION, DISSOLUTION OR OTHER PROCEEDING AFFECTING OWNER, OR ANY ASSIGNEE OF OWNER, OR ANY ACTION WITH RESPECT TO THIS LEASE WHICH MAY BE TAKEN BY ANY RECEIVER, TRUSTEE OR LIQUIDATOR, OR ANY ASSIGNEE OF OWNER OR BY ANY COURT IN ANY SUCH PROCEEDING. LESSEE WAIVES ALL RIGHTS AT ANY TIME CONFERRED BY STATUTE OR OTHERWISE TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE LEASED PROPERTY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 16 OR 29 HEREOF), OR TO ANY ABATEMENT, REDUCTION, DEFERMENT OR SET-OFF OF ANY BASE RENTAL, ADDITIONAL RENTAL OR OTHER SUM PAYABLE BY LESSEE HEREUNDER, FOR DAMAGE, LOSS OR EXPENSE SUFFERED BY LESSEE ON ACCOUNT OF ANY CAUSE REFERRED TO IN THIS SECTION 7 OR OTHERWISE.

     Section 8.  Taxes and Other Charges; Laws and Agreements.
                 --------------------------------------------

     (a) Lessee agrees to pay, defend and indemnify and hold each Indemnified Party harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, including, without limitation, all amounts payable hereunder as Additional Rental hereunder, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") attributable to any given period prior to or within the Indemnification Period, howsoever imposed, whether levied or imposed upon or asserted against Owner, Administrator, Senior Lender, SELCO, KCCI, Healthcare Realty, any Assignee, Lessee, the Leased Property, or any portion thereof (including, without limitation, taxes and assessments referred to in clause (i) of Section 5(b) hereof) or any other Indemnified Party, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Leased Property or any portion thereof (including, without limitation, all fixtures, equipment and personal property which forms a part of the Leased Property), (b) the acquisition, manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, foreclosure, condemnation, conveyance, assignment, sale or other application or disposition of the Leased Property or any other portion thereof, (c) the rentals, receipts or earnings arising from the Leased Property or other portion thereof, or (d) this Lease, the Base Rental or Additional Rental payable by Lessee hereunder or any of the Transaction Documents, provided, however, that the foregoing indemnity shall not apply to and nothing in this Lease shall require the payment by the Lessee of (i) any taxes or impositions based upon or measured solely by any Indemnified Party's gross, net or taxable income, tax preferences or dividends paid or taxes payable in the nature of capital gains, excess profits, accumulated earnings or personal holding company taxes of such Indemnified Party, unless any such tax is in lieu of or in substitute for any other taxes of such Indemnified Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (ii) any franchise, estate, inheritance, succession, capital stock tax, unless any such tax is in lieu of or in substitute for any other taxes of such Indemnified Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (iii) any taxes of the Administrator imposed on or measured by the administrative fees earned by such Persons in connection with the transaction contemplated herein;
(iv) any taxes of an Indemnified Party arising by reason of any voluntary transfer of the Lease or Leased Property or part thereof other than (A) a transfer by Owner pursuant to an exercise of remedies which are enforceable after the occurrence of an Event of Default hereunder, (B) a transfer constituting an Owner Conveyance hereunder; or (C) a subsequent transfer by the Senior Lender or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure to the Leased Property, and (v) any taxes of an Indemnified Party arising by reason of the voluntary transfer by SELCO, Healthcare Realty or KCCI or any other Person holding an interest in Owner of its equity interests held in Owner (other than voluntary transfers arising by reason of an Event of Default hereunder). As used herein, the term "Indemnification Period" means the period commencing on the Closing Date and ending on the date that the Owner or any Assignee sells, transfers or otherwise conveys such Person's interest in and to the Leased Property to the Lessee or a third person. Lessee will promptly notify Owner of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and will promptly provide each of them with all information necessary for the making and timely filing of such reports or returns by Owner. If Owner requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same with the relevant taxing authorities if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such report or returns for signature by Owner, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Owner, at least ten (10) days in advance of the date such payment is due. Lessee shall be entitled to seek reimbursement for the payment of such taxes from moneys held by the Senior Lender in the Impound Account in the manner and to the extent permitted under the Deed of Trust. Upon written request, Lessee shall furnish Owner with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 8. All of the indemnities contained in this
Section 8 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property, and are expressly made for the benefit of, and shall be enforceable by, Owner and each Assignee.

     (b) While the Senior Loan is outstanding, all taxes and impositions shall be paid by Lessee in accordance with the Deed of Trust. Lessee shall, on Owner's behalf, furnish the Senior Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of all taxes and other impositions on the Leased Property at least fifteen (15) days prior to the applicable delinquency date therefor. While the Senior Loan is outstanding, the Lessee shall be entitled in good faith to contest validity, applicability or amount of any asserted tax or other imposition provided that the Lessee complies with all of the terms and conditions of Section 1.5 of the Deed of Trust. If the Senior Loan is not outstanding, then Lessee shall be entitled in good faith to contest validity, applicability or amount of any asserted tax or other imposition in accordance with Section 8(d) below.

     (c) Lessee shall, on Owner's behalf, comply with all of the Owner's obligations to maintain the Impound Account pursuant to Section 1.6 of the Deed of Trust. Lessee shall ensure the receipt by the Senior Lender, on or prior to the respective due date under the Deed of Trust for payment thereof, of all bills, invoices and statements for all taxes and other impositions, assessments and insurance premiums to be paid from the Impound Account. All deficiencies in the Impound Account shall be paid by Lessee when due in accordance with the Deed of Trust and Lessee shall pay the other amounts due to the Senior Lender under
Section 1.6 of the Deed of Trust. Upon payment of the Senior Loan and provided that no Default or Event of Default has occurred and is continuing hereunder, the proceeds of the Impound Account, Replacement Reserve and any other reserve accounts, if any, held by Senior Lender shall be remitted to Lessee and Lessee shall be required to pay all taxes or other impositions to the applicable governmental authorities prior to the date the same are due.

     (d) After the Senior Loan has been paid in full and notwithstanding the provisions of paragraph (a) of this Section 8 and the provisions of Section 9 and so long as no Default or Event of Default shall have occurred and is continuing, Lessee shall have the right to contest, by appropriate legal proceedings, any tax, charge, levy, assessment, Lien or other encumbrance affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Person on whom such tax, charge, levy, assessment or Lien or other encumbrance is sought to be imposed and/or the Leased Property, (ii) no part of the Leased Property nor any Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost, (iii) there shall not exist (x) any interference with the use and occupancy of the Leased Property or any part thereof, or (y) any interference with the payment of Base Rental or any Additional Rental (other than the portion subject to the contest), (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest, (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith; (vi) the amount of such claim exceeds $15,000, (vii) the Lessee shall furnish Owner with written opinion of independent legal counsel selected by Lessee and reasonably satisfactory to Owner to the effect that there is a reasonable basis to contest such claim, and
(viii) the Lessee shall admit in writing to Owner and the other Indemnified Parties that Lessee shall be liable for all costs and expenses which may be incurred by any Indemnified Party in contesting such claim. If (i) any such contest shall involve an amount of money or potential loss (including penalties and similar charges) in excess of $250,000, or (ii) a Default or an Event of Default shall have occurred and be continuing, then Lessee shall either (A) deposit with the Owner an amount equal to 110% of the tax, charge, levy, assessment, lien or other encumbrance (including penalties and interest charges) affecting the Leased Property, or (B) post an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. Notwithstanding the foregoing, (i) Lessee shall not postpone the payment of any such tax, charge, levy, assessment or Lien for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold or foreclosed by federal, state, county or municipal authority for the non-payment thereof and (ii) Lessee shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Owner will thereby be subject to criminal prosecution, or if any municipal or other governmental authority shall be in a position according to applicable law to commence and carry out any action which would prevent compliance with the same or to foreclose or sell any Lien which shall have arisen by reason of such postponement or failure of compliance.

     Section 9.  Liens.  Lessee represents and warrants that on the Closing
                 -----
Date, fee simple title in the Leased Property will be vested in Owner subject only to Permitted Liens. Subject to the right to contest any claim or demand for any work performed or materials delivered for the Leased Property pursuant to Section 1.10 of the Deed of Trust or if the Senior Loan is not outstanding, the right to contest set forth in Section 8(d) hereof, Lessee will pay, when due, all claims and demands demand for any work performed or materials delivered for the Leased Property. Lessee shall promptly, but in any event no later than 60 days after Lessee acquires actual knowledge of the filing thereof but in any event prior to the enforcement of the same, at its own expense, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, upon any Base Rental, or upon any Additional Rental or other sums payable by Lessee under this Lease which arises for any reason (except for Owner Liens) including all liens which arise out of Lessee's possession, use, construction, operation and occupancy of the Leased Property, but not including any Permitted Liens. Nothing contained in this Lease shall be construed as constituting the consent or request of Owner, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Owner will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Property or any part thereof by, through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Owner in and to the Leased Property.

Lessee shall notify Owner in writing at least fifteen (15) days prior to commencing any work on the Leased Property in order to enable the Owner to file and post a notice of nonresponsibility. In the event of the failure of Lessee to discharge any charge or Lien within the time period set forth above and otherwise as aforesaid, except during the pendency of any contest permitted and conducted pursuant to Section 1.10 of the Deed of Trust or Section 8(d) hereof (if the Senior Loan is not outstanding), Owner may (but shall not be required to) discharge such items by payment or bond or both, and Lessee will repay to Owner, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorney's fees, incurred by Owner in connection therewith.

     Section 10.  Ownership of the Leased Property.
                  --------------------------------

     (a) The Owner and the Lessee intend that (i) for financial accounting purposes with respect to the Lessee, this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, but (ii) for federal and all state and local income tax purposes, (A) this Lease will be treated as a financing arrangement, (B) the Senior Lender and Owner will each be deemed a lender having made or making a loan for the benefit of the Lessee, which loan is secured by all of the Leased Property, and (C) the Lessee will be treated as the owner of all of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of a property similar to the Leased Property for such tax purposes. Owner shall take no action inconsistent with such intent for tax purposes, provided that nothing in this Section 10(a) shall deemed to restrict the Owner's right to exercise any remedies after the occurrence and during the continuance of an Event of Default. If, notwithstanding the income tax intentions of the parties as set forth herein, the Owner actually receives any income tax deduction, reduction in income tax or other income tax benefits as a result of any claim for, or recharacterization requiring the Owner to take, any tax benefits attributable to ownership of the Leased Property for federal income tax purposes, the Owner shall pay to the Lessee the amount of such income tax savings actually realized by the Owner (less the amount of any anticipated increase in income tax which the Owner determines is payable as a result of such claim or recharacterization); provided that the Lessee shall agree to reimburse the Owner for any subsequent increase in the Owner's income taxes resulting from such claim or recharacterization not taken into account in the payment made to Lessee by the Owner. The parties agree that this Section 10(a) is intended to require a payment to the Lessee if and only if the Owner shall have actually received an unanticipated tax savings with respect to the Leased Property that would not have been received if the Owner had advanced funds to the Lessee in the form of one or more loans secured by the Leased Property in an aggregate amount equal to the Termination Value. Nothing in this Section 10(a) shall be construed to require the Owner to take any affirmative action to realize any tax savings if in its good faith judgment such action may have a material adverse effect on Owner, Senior Lender, SELCO, Healthcare Realty or KCCI.

     (b) It is the intent of the parties here to that the obligations of the Lessee under this Lease to pay Base Rental and Supplemental Rental, End of Term Adjustment, Termination Value or Purchase Price on the Termination Date, shall be treated as payments of interest on and principal of, respectively, loans from Owner to Lessee. Specifically, without limiting the generality of the foregoing, the Owner and Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise or remedies under the Transaction Documents, including without limitation, in the case of any insolvency or receivership proceedings or any petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state thereof affecting Owner and Lessee, or the enforcement or collection actions, the transactions evidenced hereby are loans by the Owner to the Lessee as unrelated third party lender to the Lessee.

     (c) This Lease is a lease intended as security. Lessee hereby grants to Owner (and Owner agrees to assign to Senior Lender) a security interest in all of the Lessee's right, title and interest in and to the Leased Property (including, without limitation, all site improvements, base building, building systems, equipment and related fixtures now or hereafter existing on the Land and all furniture, equipment, furnishings, goods, equipment, inventory or personal property acquired from Seller and used in connection with the Leased Property), together with any substitutions, replacements and additions thereto, all of the Lessee's rights in and to all leases, subleases, occupancy agreements or other rights to occupy the Leased Property entered into or assumed by Lessee and to all general intangibles related to the Leased Property and all of Lessee's rights, claims and damages arising from warranties (whether express or implied) of architects, contractors and subcontractors with respect to the development and construction of the Improvements, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in cash, investments, securities or other property. The Owner and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Leased Property in accordance with this Section 10, such security interest would be deemed to be a perfected security interest of first priority under applicable federal, state and local law, subject only to Permitted Liens, and will be maintained as such throughout the Term.

     Section 11.  Owner's Disclaimer; Acknowledgment by Lessee.  The Leased
                  --------------------------------------------
Property is demised and let in its present condition without representation and warranty by Owner subject to (i) Permitted Liens, (ii) the rights of parties in possession, (iii) the state of title transferred to Owner on the Closing Date pursuant to the P&S, (iv) any state of facts which an accurate survey or physical inspection might show, (v) the existing environmental condition of the Leased Property, (vi) all applicable laws, rules, regulations, ordinances and restrictions, including, without limitation, all Environmental Legal Requirements, now in effect or hereafter adopted by any governmental authority having jurisdiction, and (vii) any violation of such laws, rules, regulations, ordinances and restrictions occurring on or before the Closing Date. Lessee has examined the Leased Property and the Owner's title and interest thereto and has found as between Lessee and Owner (and each Person claiming by, through or under Owner) the same to be satisfactory for all purposes.

     OWNER HAS NOT MADE AN INSPECTION OF THE LEASED PROPERTY AND MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, HABITABILITY, ENVIRONMENTAL CONDITION, COMPLIANCE WITH SPECIFICATIONS, CONDITION, OPERATION, ABSENCE FROM DEFECTS (PATENT OR LATENT), DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LEASED PROPERTY OR ANY PORTION THEREOF; AND ALL RISKS INCIDENTAL TO THE LEASED PROPERTY SHALL BE BORNE BY THE LESSEE AND THE OWNER SHALL HAVE NO RESPONSIBILITY WITH RESPECT

THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER PATENT OR LATENT, WHETHER DISCOVERABLE BY LESSEE, OWNER SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF THE LEASED PROPERTY, OR ANY PORTION THEREOF, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE LEASED PROPERTY, OR ANY PORTION THEREOF, FOR ANY REASON WHATSOEVER. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED BY LESSEE AND OWNER AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND DISCLAIMER BY OWNER OF ANY AND ALL WARRANTIES BY OWNER WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER EXPRESS OR IMPLIED, AND WHETHER ARISING UNDER THE UNIFORM COMMERCIAL CODE, ANY OTHER APPLICABLE LAW OR OTHERWISE. LESSEE REPRESENTS AND WARRANTS TO OWNER THAT THE PROVISIONS OF THIS SECTION 11 ARE ENFORCEABLE BY OWNER AGAINST LESSEE (AND THOSE CLAIMING BY, THROUGH OR UNDER LESSEE) AND THAT OWNER SHALL NOT HAVE ANY LIABILITY FOR ANY OF THE MATTERS SUBJECT TO THIS DISCLAIMER.

     WITH RESPECT TO THE EXCULPATION PROVIDED IN THIS SECTION 11, LESSEE WAIVES THE BENEFITS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Section 12.  Representations of Parties.
                  --------------------------

     Lessee hereby represents and warrants to and covenants with Owner that as of the Closing Date and at all times during the Term as follows:

     (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as currently conducted.

     (b) Lessee is qualified to do business as a foreign corporation and is in good standing in the State of California.

     (c) Lessee has the requisite power and authority to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Lessee under the terms hereof and thereof.

     (d) The execution, delivery and performance by Lessee of this Lease and the Transaction Documents to which it is a party have been duly authorized by all the necessary corporate action of Lessee and do not (A) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Lessee, (B) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Lessee or Lessee's Parent is a party or by which either of them or their respective properties are bound, which would have, in the case of Lessee's Parent, a Material adverse effect or (C) result in, or require, the creation or imposition of any Lien, except as herein contemplated. Neither Lessee nor Lessee's Parent is in violation of or in default under any such Legal Requirements or any such indenture, agreement, lease or instrument described in this paragraph which would have a Material adverse effect.

     (e) The Lease and the Transaction Documents to which Lessee is a party have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms, including, without limitation, the choice of laws provisions therein except as such enforceability may be affected by applicable bankruptcy or insolvency laws, or laws affecting the enforcement of creditor's rights or remedies generally or by general principles of equity.

     (f) Neither the execution and delivery of this Lease, nor the payment and performance by Lessee of all of its obligations hereunder, require the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of a Memorandum of Lease.

     (g) All balance sheets, statements of profit and loss and other financial data that have been delivered to Owner and Senior Lender with respect to Lessee's Parent (A) are complete and correct in all material respects, (B) accurately present the financial condition of Lessee's Parent on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (C) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and there has been no material adverse change in the condition of Lessee or Lessee's Parent, financial or otherwise, since the date of the most recent financial statements delivered to Owner with respect to Lessee's Parent;

     (h) Except as otherwise stated in Schedule I (the "Listed Permits"), Lessee holds all licenses, certificates and permits (including any applicable environmental permits) from governmental authorities necessary to occupy and use the Leased Property for its intended purposes as a congregate care facility with assisted living services. All such licenses, certificates and permits will remain in full force and effect and be complied with in all respects.

     (i) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Lessee, threatened against Lessee or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Lessee or upon its right to enter into this Lease or the validity or effectiveness thereof.

     (j) Lessee is not in default in the payment or performance of any of its obligations of any contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound and which will continue to exist subsequent to the date hereof.

     (k) The Leased Property is not subject to any Lien, except for this Lease, the Deed of Trust and the other Permitted Liens.

     (l) Lessee has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated in this Lease or the other Transaction Documents.

     (m) Lessee will not, during the entire term of this Lease, engage in any business other than the business of leasing and operating the Leased Property and will not incur any debts other than the debts contemplated in the Transaction Documents and debts incurred to satisfy and discharge such debts and debts representing trade payables to vendors and suppliers which are incurred in the ordinary course of Lessee's business in operating the Leased Property.

     Owner hereby represents and warrants to and covenants with Lessee that as of the Closing Date and at all times during the Term as follows:

     (a) Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as currently conducted.

     (b) Owner is qualified to do business as a foreign limited liability company and is in good standing in the State of California.

     (c) Owner has the requisite power and authority to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Lessee under the terms hereof and thereof.

     (d) The execution, delivery and performance by Owner of this Lease and the Transaction Documents to which it is a party have been duly authorized and do not (A) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Owner, (B) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Owner is a party or by which it or its properties are bound, or (C) result in, or require, the creation or imposition of any Lien, except as contemplated herein. Owner is not in violation of or in default under any Legal Requirement or any such indenture, agreement, lease or instrument described in this paragraph.

     (e) The Lease and the Transaction Documents to which Owner is a party have been duly executed and delivered by Owner and constitute the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their terms, including, without limitation, the choice of laws provisions therein except as such enforceability may be affected by applicable bankruptcy or insolvency laws, or laws affecting the enforcement of creditor's rights or remedies generally or by general principles of equity.

     (f) Neither the execution and delivery of this Lease, nor the performance by Owner of all of its obligations hereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of a Memorandum of Lease.

     (g) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Owner, threatened against Owner or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Owner or upon its right to enter into this Lease or the validly or effectiveness thereof.

     (h) Owner has not contracted with a broker or a finder relating to or in connection with the transactions contemplated in this Lease or the other Transaction Documents.

     (i) Owner will not, during the entire Term, engage in any business other than the business of owning the Leased Property and will not incur any debts other than the debts contemplated in the Transaction Documents and debts incurred to satisfy and discharge such debts.

     (j) Unless a Default or Event of Default has occurred and is continuing hereunder, Owner will not amend, modify or supplement the Senior Loan Documents without the prior written consent of the Lessee, which will not be unreasonably withheld, delayed or conditioned.

     Section 13.  Maintenance; Quiet Enjoyment.
                  ----------------------------

     (a) In addition to the other covenants contained in this Lease, Lessee hereby further covenants and agrees that during the Term of this Lease:

          (i) Lessee represents that all Improvements are in good condition, repair and appearance. Subject to Owner's and Lessee's rights under Section 16 hereof, Lessee shall, at its cost and expense, keep and maintain the Improvements, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in the same condition as on the Basic Term Commencement Date, ordinary wear and tear excepted, and on a basis consistent with the operation and maintenance of congregate care facilities with assisted living services and other uses permitted under Section 6 hereof, as the case may be, comparable in style and location to the Leased Property and in no event less than the standards applied by Lessee or its Affiliates in the operation of other comparable properties owned or leased by Lessee or its Affiliates. Lessee will make all structural and nonstructural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the Improvements in order to keep the same in such condition, including taking, or causing to be taken, action necessary to maintain the Leased Property in compliance with the provisions of any insurance policy with respect to the Leased Property and any applicable Legal Requirements, including all applicable Environmental Legal Requirements. Lessee shall provide or cause to be provided all security service, custodial service, janitorial service and other services necessary for the proper upkeep and maintenance of the Leased Property.

Without limiting the generality of the foregoing, the Lessee, on behalf of the Owner, shall comply with the provisions of Section 1.8 of the Deed of Trust, including (x) the maintenance of the Replacement Reserve and the payment of the required monthly deposit thereto and the payment of any deficiencies, and (y) the obligation to make repairs which an annual inspection of the Leased Property show are needed. Owner hereby directs and authorizes Lessee and Lessee hereby agrees to seek reimbursement for any costs incurred to repair the Leased Property from amounts maintained by the Senior Lender in the Replacement Reserve, provided that the Lessee will comply with all of the terms and conditions set forth in Section 1.8 of the Deed of Trust relating to the payment of such costs from the Replacement Reserve. If required by Senior Lender, Owner shall join with Lessee in any requests made to Senior Lender for reimbursement from the Replacement Reserve provided that Lessee (and Lessee's Parent) shall indemnify and hold harmless Owner and each of the other Indemnified Parties for any loss, damages, claims, expenses or liabilities incurred by Owner or any Indemnified Party by reason of joining in such request.

          (ii) Lessee covenants to perform or observe all terms, covenants or conditions of any Permitted Liens, including, without limitation, the Deed of Trust, and any easement or maintenance agreements to which it may at any time be a party or to which the Leased Property or any portion thereof is subject at any time or any other like matters which now or hereafter affect the Leased Property, the Owner, the Lease or any one of the foregoing. Lessee shall, at its expense, use its reasonable efforts, consistent with sound business practice, to enforce compliance with any Permitted Liens, easement, or maintenance agreements or similar agreements benefiting the Leased Property or any portion thereof by any other Person subject to such agreement, provided, however, that if a failure to comply with any of the foregoing would adversely affect the utility, fair market value or useful life of the Leased Property, the Lessee shall enforce compliance with the same. Lessee expressly waives the right to make repairs at the expense of the Owner pursuant to any law at any time in effect that would impose any such obligations on a lessor or give any such rights to a lessor. Lessee shall not abandon the Leased Property or any portion thereof or commit waste thereon.

          (iii) If any Improvements situated on the Leased Property at any time during the Term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Owner or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee shall, at its expense, either (A) obtain affirmative insurance from the Title Company insuring Owner and/or Senior Lender against any losses or damages occasioned thereby, the form of said affirmative insurance to be satisfactory to Owner and Senior Lender in their sole discretion exercised independently, (B) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction whether the same shall affect Owner, Senior Lender, SELCO, Healthcare Realty, KCCI, the Administrator or any one or more of the foregoing, or (C) make such changes in the Improvements on the Leased Property and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Leased Property. Any such alteration or removal shall be made in conformity with the requirements of Section 17 to the same extent as if such alteration or removal were an alteration under Section 17 of this Lease and there shall be no abatement of Basic Rental or Additional Rental by reason of such alteration or removal.

          (iv) Owner shall have no obligation to incur any expense of any kind or character in connection with the management, operation or maintenance of the Leased Property during the Term of this Lease. Owner shall not be required at any time to make any improvements, alterations, changes, additions, repairs or replacements of any nature whatsoever in or to the Leased Property and so long as no Event of Default shall have occurred and is continuing, Owner shall not make any improvements, changes, additions, repairs or replacements of any nature in or on the Leased Property without the prior written consent of Lessee.
Lessee shall use and operate the Leased Property or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use reasonable precautions to prevent loss or damage to the Leased Property from fire and other hazards.

          (v) Lessee shall pay all charges for utility, communication and other services on or about the Leased Property, whether or not payment therefor shall become due after the Term of this Lease.

          (vi) Other than the provisions of Section 13(b) hereof, Lessee shall perform all covenants and agreements (except for those covenants and agreements which are by their express terms capable of being, or specifically required to be, performed by Owner acting alone) which it and/or Owner agree to perform under the Senior Loan Documents and the other Transaction Documents.

     (b) Owner hereby covenants and agrees that during the Term of this Lease it shall not take any affirmative action which will interfere with the quiet use and enjoyment of the Leased Property by Lessee, unless such interference arises out of an Event of Default by Lessee. Owner further covenants and agrees that, so long as no Event of Default shall have occurred and be continuing or would result therefrom and provided that Lessee shall bear all associated costs and provided further that the Senior Lender consents, it shall take all reasonably necessary actions as owner of the Leased Property to grant and/or to convey such necessary easements or rights of passage over the Leased Property or enter into such agreements as may be necessary or desirable to enable the Lessee to operate the Leased Property for the uses permitted under Section 6 hereof provided, that no such agreements shall impose any Material liabilities on the Owner.

     Section 14.  Compliance with Legal Requirements.  Lessee shall at all
                  ----------------------------------
times, at Lessee's own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, relating to the Leased Property, or the Improvement, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchise and privileges connected therewith (collectively, "Legal Requirements"), whether or not such Legal Requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Legal Requirements can be said to be within the present contemplation of the parties hereto. Lessee shall, at its expense, comply with all provisions of insurance policies required pursuant to Section 15 hereof, and with the provisions of all Material Permitted Liens and all Material contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Lessee, affecting the Leased Property or any part thereof or the ownership, occupancy, use, operation or possession thereof. Lessee shall at all times comply with the terms of and perform its obligations under any assignment to Senior Lender of this Lease and any consent of Lessee to such assignment.

     Notwithstanding the foregoing provisions of this Section 14 and so long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to contest by appropriate legal proceedings, any order or other direction issued by any federal, state or local governmental agency which order or direction affects the Lessee or the Leased Property, and to postpone compliance with the same during the pendency of such contest, provided that (i) while the Senior Loan is outstanding, such contest is made in accordance with the terms and provisions of Section 1.24 of the Deed of Trust, (ii) the commencement and continuation of such proceedings shall suspend the enforcement of such order or direction, (iii) no part of the Leased Property nor any Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost, (iv) there shall not exist (x) any unreasonable interference with the use or occupancy of the Leased Property or any part thereof, or (y) any interference with the payment of Base Rental or Additional Rental (v) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject to such contest, and (vi) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith. If (i) any such contest shall involve an amount of money, or potential loss (including penalties and similar charges) in excess of $250,000, or (ii) an Event of Default shall have occurred and be continuing, then Lessee shall either (A) deposit with the Owner an amount equal to 110% of the amount of money or potential loss involved in such contest (including any penalties and interest) or (B) post an equivalent bond for security (provided any security for such bond shall be junior in right and interest to any security required by Senior Lender under Section 1.24 of the Deed of Trust) issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. In no event shall Lessee postpone the payment or performance of the order or direction for such length of time as shall permit the Leased Property, or any lien thereon created by such order or direction being contested, to be sold or foreclosed by any federal, state, county or municipal authority for the nonpayment or nonperformance thereof. Lessee shall not postpone compliance with any such order or direction if Owner will thereby be subject to criminal prosecution, or if any governmental authority shall be in a position according to applicable law to commence or carry out any action which would then prohibit compliance with same or to foreclose or sell any lien affecting all or a part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance.

     Section 15. Insurance. Lessee shall during the Term of this Lease obtain
                 ---------
and maintain or cause to be obtained and maintained at all times the following insurance:

          (a) "All-risk" coverage insurance against loss or damage to the Leased Property from all-risk perils. The amount of such insurance shall be not less than one hundred percent

     (100%) of the full replacement costs of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Leased Property and owned by Owner or Lessee from time to time, without reduction for depreciation. The determination of the replacement cost shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or in accordance with such indices, appraisals or information as Senior Lender determines in accordance with
     Section 1.4 of the Deed of Trust. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, fixtures, equipment and other items, the cost of replacing the same. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid operation of any co-insurance provisions) or a waiver of any co-insurance provisions and shall comply with all of the Senior Lender's requirements.

          (b) Commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $5,000,000 per occurrence and $10,000,000 aggregate (inclusive of umbrella coverage) combined single limit for bodily injury, personal injury and property damage. This policy must contain, but not be limited to, coverage for premises and operations liability, products and completed operations liability, contractual liability, hired and non-owned automobile liability, personal injury liability and property damage liability. During any construction on the Land, the Lessee's general contractor for such construction shall also provide the insurance required under this Section 15(b). The Lessee agrees to increase the amount of said liability insurance at the request of the Senior Lender made in accordance with
     Section 1.4 of the Deed of Trust.

          (c) Insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and any other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of accident or breakdown covered thereunder.

          (d) If any portions of the Leased Property is now or hereafter located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements or the maximum available amount, which ever is lesser.

          (e) During any period of any construction on the Land or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Owner and Senior Lender and worker's compensation insurance covering all persons engaged in such construction, renovation or alteration.

          (f) Workers' compensation insurance issued by a responsible carrier authorized under the laws of the State of California to insure employers against liability for compensation or in lieu thereof, such workers' compensation insurance to cover all persons employed by Lessee in connection with the Leased Property and to cover full liability for compensation under any such act aforesaid.

          (g) Business interruption insurance covering loss of use, total or partial, of any part of the Leased Property in an amount sufficient at all times to pay the total Base Rental and Additional Rental payable under this Lease with respect to the Leased Property for a period adequate to cover the period of loss of use of any part of the Leased Property. Such policy shall provide that the amount payable thereunder shall not be less than an amount equal to one (1) year's Base Rental and Additional Rental.

          (h) Such other insurance coverages in such amounts as the Owner or Senior Lender may require against insurable hazards or casualties which at the time are commonly insured against in case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

     All such insurance shall (i) be with insurers authorized to do business in the State of California and who have and maintain a rating of at least the third
(3rd) highest rating category by Moody's, DCR, Fitch or S&P or a Best Insurance Guide rating of "A-VIII" or better (such choice of rating to be at the Senior Lender's election while the Senior Loan is outstanding, then shall be at Owner's election), (ii) contain a complete address of the Land (or a legal description thereof), (iii) be for terms of at least one (1) year, (iv) contain deductibles no greater than $10,000 or such other amount approved by Senior Lender and Owner, and (v) be subject to the approval of the Senior Lender and the Owner as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

     The Lessee shall as of the date hereof deliver to Owner and Senior Lender evidence that said insurance policies have been paid current as of the Closing Date and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Owner and Senior Lender. Lessee shall renew all such insurance and deliver to Owner and Senior Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Lessee further agrees that all such policies and any other policies covering the Leased Property or any portion thereof, whether or not required or requested by Owner or Senior Lender, shall provide that the proceeds are payable to Senior Lender, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy. All policies of property insurance provided for therein shall name the Owner as insured, and all liability policies shall name the Owner, Senior Lender, SELCO, Healthcare Realty, KCCI and Administrator as additional insureds, as their interests may appear.

     Lessee further agrees that all such insurance policies and any other policies covering the Leased Property or any portion thereof, whether or not required or requested by Senior Lender: (i) shall provide for at least thirty
(30) days' prior written notice to Owner and Senior Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Owner or Senior Lender, (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Senior Lender (or Owner, if the Senior Loan is not outstanding) in accordance with the terms of such policy notwithstanding any act or negligence of Owner (except if such amounts are payable to Owner) or Lessee which might otherwise result in forfeiture of such insurance, and (iii) shall waive all rights of subrogation against the Senior Lender and Owner. If Lessee fails to maintain the insurance required hereby and Senior Lender (or Owner) procures such insurance pursuant to
Section 1.4 of the Deed of Trust, the Lessee shall timely pay all amounts becoming due to Senior Lender under the Deed of Trust resulting therefrom.

     In the event of the foreclosure of the Deed of Trust, or other transfer of title to the Leased Property in extinguishment in whole or in part of the Senior Loan, all right, title, and interest of Owner and Lessee in and to all proceeds payable under the policies of insurance required under this Section 15 shall thereupon vest in the purchaser at such foreclosure sale, or in Senior Lender or other transferee in the event of any such transfer of title to Senior Lender, except with respect to the Owner's and other Indemnified Parties rights to proceeds payable under the policies of insurance required under Section 15(b) which shall not be affected by any such foreclosure.

     Section 16.  Loss, Damage or Destruction.
                  ---------------------------

     (a) Lessee hereby assumes all risk of loss, damage, theft, Taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Leased Property, however caused or occasioned, such risk to be borne by Lessee with respect to the Leased Property from and after the Closing Date. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Base Rental and Additional Rental. The provisions of this Lease, including those in this Section 16, constitute an express agreement between Owner and Lessee that applies in the event of any Casualty to the Leased Property, Improvements or the Land. Lessee, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2) and 1933(4), for any rights concerning a Casualty.

     (b) Lessee shall give Owner and Senior Lender prompt notice of the occurrence of any fire or other hazard or casualty or cause (a "Casualty") resulting in damage or destruction to all or any portion of the Leased Property or the institution of any Taking. All insurance proceeds on the Leased Property (whether or not insurance was requested or required by Owner or Senior Lender) payable by reason of a Casualty and all causes of action, claims, compensation, awards and recoveries for any Taking are hereby assigned to Owner and Senior Lender and the Owner has reassigned its interests in the same to the Senior Lender pursuant to the Deed of Trust. Owner and Senior Lender may each participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Owner and Senior Lender are each authorized, in their own names or in the Lessee's name, to adjust any loss covered by any insurance (whether or not such insurance was requested or required by Owner or Senior Lender) or any claim or cause of action in connection with a Taking and Lessee shall from time to time deliver to Owner or Senior Lender any instruments required to permit such participation; provided, however, that, if there is not a Default or Event of Default hereunder which has occurred and is continuing, the Owner and Senior Lender shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal amount of the Senior Loan and (ii) $250,000. All proceeds of a Casualty or Taking shall be paid to Senior Lender and shall be applied in accordance with the provisions of Section 1.9 of the Deed of Trust while the Senior Loan is outstanding. So long as no Event of Default has occurred and is continuing, if Senior Lender permits the Owner to use the proceeds of a Casualty or Taking to rebuild or restore the Leased Property, Owner hereby directs and authorizes Lessee and Lessee hereby agrees to rebuild and restore the Leased Property and seek reimbursement therefor from the Senior Lender from the proceeds of a Casualty or Taking. If requested by the Lessee, the Owner shall join in any request made to Senior Lender for the release of the proceeds of a Casualty or Taking provided that Lessee (and Lessee's Parent) shall indemnify and hold harmless Owner and each of the other Indemnified Parties for any loss, damages, claims, expenses or liabilities incurred by Owner or any Indemnified Party by reason of joining in such request. If the Senior Lender accelerates the maturity of the Senior Loan as a result of a Casualty or Taking in accordance with the Senior Loan Documents, such acceleration shall constitute an "Event of Loss"
                                                              -------------
(notwithstanding that it does not comply with the definition in Section 16(d)) hereunder and the Lessee shall be required to pay to the Owner the Termination Value, together with the other amounts specified in Section 16(d) hereof. The provisions of this Section 16(b) to the extent the same grant rights to or create obligations in favor of the Senior Lender shall not be applicable if the Senior Loan is not then outstanding.

     (c) The remaining provisions of this Section 16 shall apply only if the Senior Loan is not outstanding and a Taking or Casualty to the Leased Property occurs. The amounts received for any Casualty, less such costs and expenses, shall be referred to as the "Net Casualty Award" and the amounts received for any Taking, less such costs and expenses, shall be referred to as the "Net Taking Award." All such amounts shall be applied either (x) to the payment of the Termination Value and the other amounts due under Section 16(d) hereof, if such Casualty or Taking results in, or the Lessee elects to deem such Casualty or Taking as, an Event of Loss, or (y) to pay in accordance with Section 16(e) hereof for the actual cost of repair, restoration, rebuilding or replacement of the Improvements by Lessee (collectively, "Cost To Repair") if such Casualty or Taking does not result in, or the Lessee does not elect to deem such Casualty or Taking as, an Event of Loss.

     (d) If the Taking or Casualty constitutes an Event of Loss, Lessee shall pay to Owner on the Rent Payment Date next following the date of such Event of Loss the sum of (i) all unpaid Base Rental due on or before such Rent Payment Date or such last day of the Rental Period, plus (ii) the Termination Value as of such Rent Payment Date, plus (iii) Additional Rental due as of such Rent Payment Date. Any payments received at any time by Owner or by Lessee constituting either Net Casualty Award or Net Taking Award from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already fully paid by Lessee, will be applied to reimburse Lessee for its payment of such amount or amounts. Upon payment in full of such Termination Value, Base Rental and Additional Rental, (A) the obligation of Lessee to pay Base Rental hereunder shall terminate and the Term of this Lease shall thereupon terminate, and (B) the Owner shall transfer to Lessee all of the Owner's interest in the Leased Property in accordance with the provisions of Section 32 hereof. As used in this Lease, the term "Termination Value" of the Leased Property as of any Rent
                      -----------------
Payment Date means the amount set forth in the table of Termination Values for the applicable Rent Payment Date set forth on Exhibit C hereto. An "Event of
                                                                     --------
Loss" shall be deemed to have occurred if either (a) with respect to a Casualty,
----
sixty percent (60%) or more
of the Improvements shall have been destroyed; or (b) with respect to a Taking, the Taking renders the Leased Property or any Material portion thereof permanently unfit for its intended use under the Lease; or (c) or within the last six (6) months of the any Basic Lease Term or Extension Term unless Lessee has exercised its right to enter into the following Extension Term and with respect to a Casualty only, twenty-five percent (25%) or more of the Improvements shall have been damaged or destroyed. Either the Owner or the Lessee may declare that the Taking or Casualty constitutes an Event of Loss, provided, however, that the Lessee may deem such Taking or Casualty as an "Event of Loss," regardless of the extent of damage or destruction the Improvements with respect to a Casualty, and regardless of the effect of the Taking on the utility of the Leased Property, with respect to a Taking, and the Owner is paid the Termination Value in full and the other amounts required to be paid under this Section 16(d). Upon making such determination, the party making such determination shall notify the other party in writing thereof. If Owner determines that such Taking or Casualty constitutes an Event of Loss, it shall notify the Lessee thereof and the Lessee shall have ten (10) Business Days from the date the Owner delivers notice of its determination to initiate a challenge in writing to such determination pursuant to the provisions of Section 16(g) below. If no challenge in writing is made by the Lessee of an Owner's determination of an Event of Loss, such determination shall be binding upon Lessee. If Owner and Lessee determine that such Taking or Casualty does not constitute an Event of Loss (or if Owner's determination of an Event of Loss is not upheld after arbitration pursuant to Section 16(g) hereof), Lessee shall be required to repair, replace and restore the Leased Property as provided in paragraph (e) below.

     (e) If a Taking or Casualty to the Leased Property occurs which does not result in (or is not otherwise deemed to constitute) an Event of Loss and the Lessee elects to repair, replace and restore the Leased Property, it shall, at its sole cost and regardless of whether any amounts constituting a Net Casualty Award or Net Taking Award are made available to Lessee for such purpose, proceed with diligence and promptness to carry out any demolition and to restore, repair, replace and/or rebuild the Leased Property, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained and fair market value thereof immediately prior to such Taking or Casualty. No repair or restoration work undertaken by Lessee pursuant to this Section shall violate the terms of any Permitted Lien or other restriction, easement, condition or covenant or other matter affecting title to the Leased Property, and shall be undertaken and completed in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements then in effect with respect to the Leased Property. If the Lessee elects to repair, replace and restore the Leased Property, it shall submit for approval by Owner prior to the commencement of any work, all plans, specifications, cost estimates and contracts for the restoration or repair of the loss or damage, provided, however, the Owner shall not unreasonably withhold such approval provided that the utility, fair market value and useful life of the Leased Property after the restoration or repair is not less than the utility, fair market value and useful life of the Leased Property prior to the Taking or Casualty.

     Upon the performance of the restoration or repair work in accordance with this Section 16(e), any Net Casualty Award or Net Taking Award received by
Owner will be released to Lessee in partial monthly disbursements equal to ninety percent (90%) of the value of the work completed (or if the contract is on a cost-plus basis, then monthly advances of ninety percent (90%) of the costs of the work completed if less than the value of the work). The release by Owner of Net Casualty Awards or Net Taking Awards shall be subject to the satisfaction of the following conditions:

          (i) no Default or Event of Default shall have occurred and be continuing hereunder;

          (ii) Owner is in receipt of any architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as the Owner may require and satisfactory evidence of payment and release or partial release of all Liens of contractors, sub-contractors, and materialmen and of any other Person providing work, service or materials in connection with the repair, replacement and restoration of the Leased Premises completed to the date of disbursement;

          (iii) Receipt by Owner of all required approvals, if any, of any municipal or other governmental authorities having jurisdiction over the Leased Premises and all approvals required under any Permitted Liens.

     The remaining portion of the Net Casualty Award or Net Taking Award shall be released by Owner upon completion of the restoration and repairs provided that the conditions set forth above have been met in full. The Lessee agrees at the Owner's request to provide the Owner with copies of any available as-built surveys and as-built plans and specifications of the Leased Property after completion of the restoration and repair of the Leased Property.

     (f) The Lessee's obligation to pay Base Rental and Additional Rental shall not abate by reason of a Taking or a Casualty, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all obligations, covenants and agreements hereunder notwithstanding such Taking or Casualty.

     (g) In the event the Lessee objects to the Owner's determination that a Taking or a Casualty constitutes an Event of Loss and notifies the Owner in writing of its objection, the parties agree in good faith to attempt to resolve the dispute through negotiation and agree to refer the matter to one or more of their respective officers or employees who have the authority to resolve the dispute. If no resolution is reached within ten (10) Business Days (or such longer period as the parties may mutually determine), then Lessee and Owner shall submit to arbitration before a single arbiter in San Francisco, California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. If the parties are unable to agree on a single arbiter within a further ten (10) Business Day period, each party shall select an arbiter and the two arbiters so selected shall select a third. The resulting decision of the arbiter or arbiters shall be deemed final from which no appeal or review may be taken. All expenses and costs of such arbitration shall be borne by the party not prevailing in the proceeding. The parties agree that each shall have the rights to discovery pursuant to California Code of Civil Procedure Sections 1283, 1283.05 and 1283.1 or any successor statutes.

     Section 17.  Additions and Improvements; Removal.  Subject to the
                  -----------------------------------
applicable Legal Requirements and the provisions of the Deed of Trust, if in effect, Lessee shall have the right during the Term of this Lease to make any additions or improvements to the Leased Property to attach fixtures, structures or signs, and to affix any personal property to the Leased Property, so long as
(i) the utility, fair market value and useful life of the Leased Property is not thereby reduced in any Material respect, (ii) prior to the construction of any structural improvement, Lessee shall deliver a certificate of an AIA registered architect and a certificate of a registered engineer to the effect that the planned structural improvement will comply in all Material respects with all applicable Legal Requirements, will not Materially and adversely affect or interfere with the utility, operation or structural integrity of the then existing Improvements and shall conform to the character and quality of the existing Improvements, (iii) Lessee shall finance such construction with its own funds or through a borrowing unsecured by the Leased Property. Each such improvement (and all fixtures and equipment included as a part thereof) shall be deemed a part of the Leased Property and become part of Owner's property. Lessee may remove, during or at the expiration or other termination of the Term of this Lease, all equipment and personal property placed or installed in or upon the Leased Property after the Basic Term Commencement Date by Lessee or under its authority, other than any equipment or personal property included as a part of the Leased Property title to which, prior to the exercise of Lessee's purchase option or a third party sale, is held by the Owner, provided that Lessee shall repair any damage to the Leased Property resulting from such removal.

     Section 18.  Right Of Entry.  Subject to the rights of tenants or residents
                  --------------
under any lease, representatives of the Owner shall have the right to enter upon the Leased Property (and to review and copy Lessee's records regarding the Leased Property which Lessee agrees to provide to Owner for inspection) during reasonable business hours (i) to inspect the same (including, without limitation, the use of photographic and video equipment) or (ii) for any purpose connected with the rights or obligations of the parties under this Lease.
Unless a Default or Event of Default has occurred and is continuing, Lessee shall be given no less than 48 hours prior notice of entry. The Lessee shall afford the Senior Lender access to the Leased Property in the manner required under the Deed of Trust.

     Section 19.  Assignments and Subleasing; Subordination and Attornment.
                  --------------------------------------------------------

     (a) Assignment By Lessee.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH BELOW,
         --------------------
LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF SENIOR LENDER AND OWNER IN EACH INSTANCE, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF THE LEASED PROPERTY OR ANY PART THEREOF, OR ASSIGN, TRANSFER, MORTGAGE OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. Furthermore, Lessee shall not be permitted to merge, consolidate or sell a substantial portion of its assets (other than inventory in the ordinary course of its business) without Owner's prior written consent in each instance unless each of the following conditions are met in full or waived in writing by Owner
(i) the surviving, resulting or acquiring entity expressly assumes in writing all of Lessee's past, current and future obligations and liabilities under this Lease, the form and content of such documentation, including an opinion of counsel, to be satisfactory to Owner in its sole and absolute discretion, (ii) at the time of such merger, consolidation or sale, no Event of Default shall have occurred and be continuing, (iii) all of the representations of Lessee set forth in Section 12 hereof shall be true and correct with respect to the surviving, resulting or acquiring entity as if made directly by such entity as of the date of the merger, consolidation or sale; (iv) the surviving, resulting or acquiring entity is a wholly owned subsidiary of Lessee's Parent or such other Person which is acceptable to Owner in its sole discretion, and (v) such merger, consolidation or sale is permitted under the Senior Loan Documents or is otherwise approved by the Senior Lender in writing. Notwithstanding the foregoing, Lessee may enter into subleases with occupants of the Leased Property provided that (i) if the Senior

Loan is outstanding, all of the provisions of Section 1.12 of the Deed of Trust are fully complied with by Lessee and (ii) such subleases are in a form approved by the Owner and, if the Senior Loan is outstanding, the Senior Lender and (iii) all such subleases are entered into in the ordinary course of the Lessee's business.

     (b) Assignment By Owner.  This Lease and all Base Rental and Additional
         -------------------
Rental (except for the Excepted Rights) due and to become due hereunder have been assigned by Owner to Senior Lender pursuant to the terms of the Deed of Trust and the Assignment of Leases and Rents and constitutes part of the "Rents
                                                                          -----
and Profits" as such term is defined in the Deed of Trust, although until an
-----------
Event of Default occurs under the Senior Loan Documents, Senior Lender has agreed that Base Rental which is Equity Rental shall be payable directly to the Administrator. The Senior Lender may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to the Senior Lender. Lessee agrees to execute any documents that may be reasonably requested by Owner or the Senior Lender in connection with the assignment of this Lease to the Senior Lender provided that such documents do not increase the liability of Lessee in any Material respect. Lessee acknowledges receipt of executed copies of the Senior Loan Documents. Any Person to whom any sale, assignment, transfer or grant of security interest (which has been consented to by Senior Lender while the Senior Loan is outstanding) is made by Owner is herein called an "Assignee".

     (c) Rights of Senior Lender.  Without limiting the foregoing or any of the
         -----------------------
provisions of Section 7 hereof, Lessee further acknowledges and agrees that (i) the rights of the Senior Lender in and to the sums payable by Lessee under any provision of this Lease shall not be subject to any abatement whatsoever and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever, whether by reason of failure of or defect in Owner's title, or any interruption from whatsoever cause in the use, operation or occupancy of the Leased Property, or any damage to, loss, destruction, reduction or impairment of the Leased Property for any reason whatsoever, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Owner to Lessee or to any other Person or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay directly to the Senior Lender (on behalf of Owner) until the Senior Loan is paid in full all of the Base Rental (other than Equity Rental) and all Additional Rental (except the Excepted Rights which remain payable directly to Owner and the other Indemnified Parties) payable by Lessee hereunder; (ii) Lessee's covenants, representations and warranties in this Lease (including, without limitation, in Section 12 hereof) shall be deemed to be made to and for the benefit of, the Senior Lender as well as Owner; and (iii) the Senior Lender shall be entitled to the benefit of all covenants and obligations to be performed by Lessee under this Lease, except Lessee's covenants and obligations relating to Excepted Rights. Notwithstanding the assignment to the Senior Lender, Lessee and Owner acknowledge that all obligations of Owner to Lessee under this Lease shall be and remain enforceable by Lessee against, and only against, Owner.

     (d) Subordination and Attornment.  This Lease and Lessee's interest
         ----------------------------
hereunder shall at all times be subject and subordinate to the lien and security title of the Senior Loan Documents and any advances made thereunder and all renewals, modifications, consolidations, replacements, substitutions and extensions thereof.

     Lessee and Owner acknowledge and agree that Lessee's payments of the Senior Loan Debt Service component of the Base Rental and Lessee's payment to Senior Lender of any other amounts due under the Senior Loan Documents shall not be deemed to: (i) cause Senior Lender to succeed to or to assume any obligations or responsibilities as landlord or Owner under the Lease, all of which shall continue to be performed and discharged solely by Owner unless and until Senior Lender has agreed to any attornment by Lessee under this Lease (which Senior Lender has no obligation to do); (ii) relieve Owner of any obligations under the Lease; or (iii) cure any default by Owner under any of the Senior Loan Documents.

     Lessee shall be entitled to full credit under the Lease for any Base Rental or Additional Rental paid to Senior Lender pursuant to the terms hereof to the same extent as if such Base Rental were paid directly to Owner.

     No act or failure to act on the part of the Owner which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Base Rental or Additional Rental) or to terminate this Lease shall result in a release or termination of such obligations of Lessee or termination of this Lease unless: (i) Lessee shall have first given written notice of Owner's act or failure to act to Senior Lender, specifying the act or failure to act on the part of Owner which would give rise to Lessee's rights; and (ii) Senior Lender, after receipt of such notice, shall have failed or refused to correct or cure the conditions complained of within a reasonable time thereafter (in no event more than ninety (90) days), provided that such cure period shall include a reasonable time for Senior Lender to obtain possession of the Leased Property if possession is reasonably necessary for Senior Lender to correct or cure the condition or to foreclose the Deed of Trust, if Senior Lender notifies the Lessee of its intention to take possession of the Leased Property or to complete the foreclosure of such Deed or Trust and unconditionally commits to correct or cure such conditions. If Senior Lender is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debt or rehabilitation or insolvency proceedings involving Owner or Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the Lease, at the option of the Senior Lender, shall continue to be in full force and effect and the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition. Lessee shall deliver to Senior Lender a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Owner pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Owner shall be delivered to Senior Lender simultaneously with delivery to Owner. No such notice by Lessee to Owner hereunder shall be deemed to have been given unless a copy thereof has been given to Senior Lender pursuant to the terms hereof.

     If Senior Lender or any other party ("Successor Landlord") becomes owner of
                                           ------------------
the Leased Property as the result of a foreclosure or any other exercise by Senior Lender of its right and remedies under the Senior Loan Documents or by a deed in lieu thereof, then, at Successor Landlord's election, Lessee shall recognize and attorn to Successor Landlord as Lessee's direct landlord and Successor Landlord shall not be (i) liable for any act or omission of Owner,
(ii) subject to any offset right or termination right that Lessee may have relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Owner that occurred before (but not after) the date of attornment; (iii) bound by any representation or warranty of Owner, by any previous modification of this Lease not consented to in writing by Senior Lender or by any payment of Lessee of more than one month's rent or any security deposit not actually received by Successor Landlord. If KCCI and/or SELCO have foreclosed on the Supplemental Collateral and the proceeds of such foreclosure has been applied to the reduction or payment in full of the B Investor Loan and/or SELCO Contribution, then the Base Rental shall be adjusted to reflect such reduction or payment in full.

     (e) Subsequent Lenders.  Upon or concurrently with the payment in full of
         ------------------
all indebtedness outstanding under the Senior Loan and the termination of the Senior Lender's Lien in the Leased Property in accordance with the provisions of the Deed of Trust and with the prior written consent of Healthcare Realty, KCCI and SELCO while any of the Equity Balance remains outstanding, the Owner shall, at Lessee's written request, re-assign, sell or transfer and/or grant a Lien in, this Lease, in whole or in part and/or Leased Property to any Person, and upon notice of such assignment, sale, transfer or grant, Lessee shall comply with the requests and demands of such Person as if such Person was the Senior Lender as provided above; provided that such Person shall agree, with or for the benefit of Lessee, that it shall not disturb Lessee's possession under the Lease and shall respect and take its Lien subject to Lessee's right to purchase the Leased Premises under the terms of this Lease, so long as no Event of Default shall have occurred and be continuing under this Lease. Prior to the occurrence and continuance of an Event of Default, Owner shall not take any affirmative action to sell, transfer or grant a Lien on the Leased Property or this Lease without Lessee's prior written consent, except that nothing in this section 19(e) shall prevent the Owner remarketing the Leased Property in accordance with Section 30 hereof.

     If Lessee desires that Owner refinance the Senior Loan at any time when the Senior Loan may be prepaid in accordance with its terms, Owner agrees to cooperate with Lessee in effecting such refinancing provided (i) all costs, expenses, fees and other amounts incurred by reason of such refinancing are paid in full by Lessee, including, without limitation, any fees or expenses payable to the party arranging or holding the loan made to refinance the Senior Loan (the "Successor Senior Lender"), (ii) Owner's right to directly receive Base Rental relating to the Equity Balance and any Additional Rental shall not be affected and any subordination of the Owner's, Healthcare Realty's, KCCI's and SELCO's rights to receive Base Rental and Additional Rental shall be reasonably acceptable to such Persons, (iii) the rights of the Indemnified Parties to exercise any of the Excepted Rights directly against Lessee (or Brookdale under the Indemnity Agreement) continue and are not made subordinate to the rights of the Successor Senior Lender for indemnification, (iv) the rights of Owner, KCCI and SELCO to enforce their Lien in the Supplemental Collateral shall continue and the Successor Senior Lender shall not have any rights to a Lien on the Supplemental Collateral, (v) the terms and provisions of the loan made or held by the Successor Senior Lender are satisfactory to Owner, Healthcare Realty, KCCI and SELCO and Lessee shall deliver any documents, certificates, opinions of counsel or other material which may be reasonably requested by Owner, Healthcare Realty, KCCI or SELCO in connection with the loan being made by the Successor Senior Lender and the relative rights of Owner, Healthcare Realty, KCCI or SELCO and the Successor Senior Lender, (vi) the principal amount of the loan being made by the Successor Senior Lender does not exceed the principal amount of the Senior Loan, unless Healthcare Realty and SELCO have consented thereto, (viii) the Base Rental payable hereunder shall be adjusted to reflect debt service payments payable to the Successor Senior Lender on the new Loan, and (viii) no Default or Event of Default shall have occurred and be continuing hereunder.

     Section 20.  Environmental Matters.  Lessee hereby represents and warrants
                  ---------------------
to and covenants with Owner, Senior Lender, SELCO, Healthcare Realty, KCCI, the Administrator, and their respective Affiliates, successors, assigns, stockholders, partners, directors, officers, trustees, employees, beneficiaries, attorneys and accountants and any other Person claiming by through or under Owner, Senior Lender, SELCO, Healthcare Realty, KCCI, the Administrator or any of their successors or assigns (collectively, "Indemnified Parties") as follows:

     (a) Lessee covenants and agrees that (i) Lessee shall comply with all Environmental Legal Requirements, including, but not limited to, Hazardous Materials Legal Requirements, applicable to the Leased Property or as required by any governmental agency or third party, and (b) Lessee shall take, and cause each permitted sublessee and assignee to take, all remedial action necessary to avoid any liability of Lessee, or any Indemnified Party for, and to avoid the imposition of, or to discharge, any Liens on the Leased Property, as a result of, any failure to comply with Environmental Legal Requirements with respect to the Leased Property.

     (b) Without limiting the generality of the foregoing, Lessee agrees that it shall not:

          (i) release any Hazardous Materials on or under the Leased Property or fail to take all reasonable precautions to prevent the release or threat of release of any Hazardous Materials on or under the Leased Property;

          (ii) generate any Hazardous Materials on or under the Leased Property or fail to take all reasonable precautions to prevent the generation of Hazardous Materials on or under, or the migration of Hazardous Materials to, the Leased Property;

          (iii) except in compliance with all Environmental Legal Requirements, store or utilize, or permit any Hazardous Materials to be stored or utilized on the Leased Property provided, however, that the materials listed in Schedule II attached hereto may be used on or about the Leased Property and stored on the Leased Property in the quantities listed in such Schedule provided that all Environmental Legal Requirements are complied with in connection with such use or storage;

          (iv) dispose of or permit any Hazardous Materials to be disposed of on the Leased Property except in compliance with all Environmental Legal Requirements; and

          (v) use, or allow the Leased Property to be used, in a manner which does not comply with all Environmental Legal Requirements in all Material respects.

     (c) Lessee shall provide Owner with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Leased Property, whether or not caused by any of the Indemnified Parties; provided, however, that no notice of the use or storage of the materials noted on Schedule II attached hereto not exceeding the quantities indicated thereon shall be required if such use or storage is in compliance in all Material respects with Environmental Legal Requirements; (ii) any Environmental

Enforcement Action instituted or threatened in writing; or (iii) any condition or occurrence on the Leased Property that constitutes a violation of any of the Environmental Legal Requirements.

     (d) Upon Lessee obtaining knowledge or notice of: (i) the violation of any Environmental Legal Requirement related to the Leased Property, or (ii) the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Leased Property, which is lawfully claimed by any Governmental Authority or third party to violate any other Environmental Legal Requirement, or any combination thereof, Lessee shall immediately take all reasonable actions to cure or eliminate any such violation of any such Environmental Legal Requirement and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Leased Property as are required pursuant to any Hazardous Materials Legal Requirements or by any Governmental Authority.

     (e) Owner shall have the right (but not the obligation) to require Lessee, at its own cost and expense, to obtain a professional environmental assessment of the Leased Property in accordance with Owner's requirements and sufficient in scope to determine compliance with Hazardous Materials Legal Requirements upon the occurrence of any one or more of the following events: (i) an Event of Default hereunder; or (ii) upon receipt of any notice of any of the conditions specified in Section 20(c) hereof unless Lessee complies with the remedial actions required pursuant to Section 20(d), or (iii) upon any return of the Leased Property in accordance with Section 34(d) hereof.

     (f) Owner may exercise its rights and remedies under all of this paragraph
(f) only upon and following the existence of one or more of the following events or conditions: (i) an Event of Default has occurred and is continuing; (ii) an Indemnified Party, or an affiliate thereof, or any nominee or designee of an Indemnified Party or an affiliate thereof has taken possession of all or some portion of the Leased Property based upon an Event of Default; (iii) an Indemnified Party, or an affiliate thereof or any nominee or designee of an Indemnified Party or an affiliate thereof, has commenced foreclosure proceedings or has acquired title to all or some portion of the Leased Property by virtue of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided herein, but Lessee has not undertaken or is not continuing to pursue, after having undertaken, commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party. In any of such events, the Owner shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Leased Property and to expend funds to:

          (A) cause one or more environmental assessments of the Leased Property to be undertaken, if Owner in its sole but reasonable discretion determines that such assessment is appropriate. Such environmental assessments shall be reasonable in scope considering the history and use of the Leased Property and the data available from prior reports, provided, however, the foregoing shall not limit or restrict the reasonable discretion of the Owner's engineers and consultants in formulating the exact parameters of any such site assessment and such site assessment may include, without limitation, (i) detailed visual inspections of the Leased Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soils and surface and sub-surface water samples; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Owner to obtain a complete assessment of the compliance of the Leased Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not there is any risk of contamination (x) to the Leased Property resulting from Hazardous Materials originating on, under, or from any surrounding property or (y) to any surrounding property resulting from Hazardous Materials originating on, under, or from the Leased Property;

          (B) cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Lessee under this Lease including without limitation any violation by Lessee, or by the Leased Property, of any of the Environmental Legal Requirements;

          (C) take all actions as are necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Leased Property to any other property; or (ii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Leased Property;

          (D) comply with, settle, or otherwise satisfy any Environmental Enforcement Action as the same relates to the Leased Property including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Leased Property; and

          (E) comply with, settle, or otherwise satisfy any Environmental Legal Requirement and correct or abate in accordance with all applicable Environmental Legal Requirements any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or to any person.

     (g) Any amounts reasonably paid or advanced by Owner and all reasonable costs and expenditures incurred in connection with any action taken pursuant to the terms of this Section 20, including but not limited to reasonable environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration, with interest thereon at the Default Rate hereof shall be a demand obligation of Lessee to the Owner if not paid within ten (10) days after notice, and, to the extent not prohibited by law, and shall be deemed to be Additional Rental hereunder.

     (h) The exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 shall not operate or be deemed to place upon Owner any responsibility for the operation, control, care, service, management, maintenance or repair of the Leased Property.

     (i) Without limiting the generality of the other provisions of this Section 20, any partial exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 including, without limitation, any partial undertaking on the part of Owner to cure any failure by any of Lessee, or of the Leased Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Hazardous Materials Legal Requirements shall not obligate the Owner to complete such actions taken or require Owner to expend further sums to cure such non-compliance.

     Section 21.  Environmental Indemnity.  Lessee hereby agrees that it shall
                  -----------------------
at its sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party on an after-tax basis against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' and experts' fees and disbursements, which may at any time be imposed upon, incurred by, or asserted or awarded against Owner or an Indemnified Party and arising from or out of any of the following, or any claims alleging any of the following:

     (a) Any Hazardous Materials on, in, under, or which emanated from, all or any portion of the Leased Property, or which may hereafter be on, in, under or emanate from, all or any portion of the Leased Property whenever discovered;

     (b) The violation of any Hazardous Materials Legal Requirements by Lessee, or with respect to the Leased Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

     (c) The violation of any Environmental Legal Requirement by Lessee, or with respect to the Leased Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

     (d) Any Material breach of warranty or representation made by Lessee under or pursuant to Section 20 hereof;

     (e) Any Environmental Enforcement Action with respect to the Leased Property, whenever asserted; and

     (f) The enforcement of this Section 21 or the assertion by Lessee of any defense to the obligations of Lessee hereunder, which is not sustained by a final order of a court of competent jurisdiction which is not subject to further appeal, whether any of such matters arise before, during or after the Term of this Lease or the taking of possession of all or any portion of the Leased Property by the Owner, and specifically including therein, without limitation, the following which are incurred following an Event of Default: (i) costs incurred for any of the matters set forth in Section 20 of this Agreement; and
(ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Leased Property and any remedial action taken on account thereof including, without limitation, the reasonable costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

     (g) The obligations of Lessee under this Section 21 are not subject to any limitation as to amount. Nothing herein shall limit the right of an Indemnified Party to obtain injunctive relief or to pursue equitable remedies under this
Section 21. The provisions of this Section 21, and the obligations of Lessee under this Section 21, shall apply from the Closing Date, and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of the Term of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party, provided, however, that notwithstanding the foregoing, the Lessee shall not have any indemnification obligations to (i) the Indemnified Parties for a violation of any Hazardous Materials Legal Requirements or Environmental Legal Requirements or for any Environmental Enforcement Actions attributable solely to any facts or circumstances arising after possession of the Leased Property has been returned to Owner, the Termination Date has occurred and the Owner has relet or sold the Leased Property or (ii) to any Indemnified Party if the violation of any Hazardous Materials Legal Requirements or Environmental Legal Requirements arose solely as a result of the gross negligence or willful misconduct of such Indemnified Party.

     (h) Without limiting the generality of the foregoing, Lessee and Lessee's Parent have executed and delivered to Senior Lender a Hazardous Substances Indemnity Agreement and in the event of any conflict of the provisions of
Section 20 or Section 21 of this Lease with the provisions of the Hazardous Substances Indemnity Agreement as such conflicts relate to the obligation of Lessee or Lessee's Parent to indemnify the Senior Lender, the provisions of the Hazardous Substances Indemnity Agreement shall be controlling. Lessee agrees to comply with the provisions of the Hazardous Substances Indemnity Agreement.

     Section 22.  Indemnification and Hold Harmless Agreement. To the fullest
                  -------------------------------------------
extent not prohibited by applicable law, Lessee hereby agrees to indemnify and hold harmless each Indemnified Party, on an after-tax basis from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys' fees and expenses) and from and against any and all suits, demands, claims, actions or other proceedings whatsoever, brought by any entity or person whatsoever (except suits brought by Lessee against an Indemnified Party in which Lessee is the prevailing party) and arising or allegedly arising from (i) this Lease or the Transaction Documents, including the Senior Loan Documents; (ii) any transaction contemplated hereby or thereby; (iii) the acquisition, financing, construction, installation, ownership, lease and operation of the Leased Property (including patent or latent defects in the Land or Improvements, whether or not discoverable by Lessee or any Indemnified Party), including, without limitation, any suit, demand, claim or action arising under the Loan Documents by reason of Lessee being in default or failing to otherwise perform thereunder, hereunder or under any other Transaction Document; (iv) the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with the foregoing; (v) the enforcement of any provision of this Lease; (vi) damage, injury or death to any Person or damage to the property of any Person, due to any defect in the Land or Improvements, or any act or omission of any person including the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with such damage or injury; (vii) any claims based upon absolute or strict liability in tort or claims based upon patent, trademark, tradename or copyright infringement; and (viii) any action taken in good faith by such Indemnified Party in connection with this Lease or the Leased Property; except that, as to any Indemnified Party, the foregoing indemnities shall not apply to the following:

      (i) losses, damages, injuries, costs or expenses solely and directly caused by the gross negligence or willful misconduct of such Indemnified Party;

      (ii) losses, damages, injuries, costs or expenses solely and directly caused by the mishandling or misapplication by any Indemnified Party of payments made by the

             Lessee hereunder if such payments are made to such Indemnified Party in accordance with the Transaction Documents;

      (iii) the inaccuracy in any Material respect of any representation or warranty made by such Indemnified Party in this Lease;

      (iv) the creation or existence of an Owner Lien attributable to such Indemnified Party;

      (v) if such Indemnified Party is the Owner, or the Senior Lender, the voluntary disposition of the Leased Property or the Lease, other than in connection with (A) a voluntary disposition permitted after the occurrence and during the continuance of an Event of Default,
             (B) an Owner Conveyance, or (C) a subsequent transfer by the Lender or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure of the Leased Property;

      (vi) any other matters expressly excluded from any other indemnity provisions contained in the Transaction Documents pursuant to which the Lessee has agreed to indemnify any Indemnified Party; and

      (vii)  acts or events that occur after the Indemnification Period.

Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 22. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnified Party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder. Lessee may, and upon such Indemnified Party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. The provisions of this Section 22, and the obligations of Lessee under this Section 22, shall apply from the Closing Date (notwithstanding the failure of Lessee to satisfy any condition set forth in Section 4 hereof), and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party.

     Without limiting the generality of the foregoing, Lessee and Lessee's Parent have executed and delivered to Senior Lender an "Indemnity and Guaranty Agreement" and in the event of any conflict of the provisions of this Section 22 of this Lease with the provisions of the Indemnity and Guaranty Agreement as such conflicts relate to the obligation of Lessee or Lessee's Parent to indemnify the Senior Lender, the provisions of the Indemnity and Guaranty Agreement shall be controlling. Lessee agrees to comply with the provisions of the Indemnity and Guaranty Agreement.

     Section 23.  Events of Default by Lessee.  Any of the following events
                  ---------------------------
shall constitute Events of Default under this Lease:

     (a) Lessee shall fail to make any payment of Base Rental within ten (10) days after the same is due and payable or fails to make any payment of Additional Rent when the same becomes due and payable and such failure continues for thirty (30) days after written notice thereof is given to Lessee; or

     (b) Lessee shall fail to pay the Termination Value, Purchase Price or End of Term Adjustment, as applicable, when the same becomes due and payable; or

     (c) Lessee shall fail to observe or perform any of its covenants or agreements set forth in Sections 15, 16, 29, 30, 32 or 34 of this Lease; or

     (d) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease and such failure shall continue unremedied, for thirty (30) days after written notice to Lessee specifying such failure and demanding the same to be remedied, provided, however, that no Event of Default shall be deemed to have occurred with respect to breach of any covenant, condition or agreement that cannot be remedied, with the exercise of reasonable diligence on Lessee's part, within such thirty (30) day period, if Lessee commences cure of such failure within such thirty (30) day period and diligently pursues such cure to completion, provided further, however, that the period given to the Lessee to remedy such failure should not exceed a total of one hundred twenty (120) days from the initial notice of default is given to Lessee, provided further still, that if such failure relates to a failure to comply with Environmental Legal Requirements, such one hundred twenty (120) day period may be extended to such longer period as may be reasonably necessary to remedy such failure; or

     (e) Owner shall be in default beyond any grace or cure period under any of the Senior Loan Documents by reason of (i) the failure of the Lessee to perform any of the Owner's obligations under the Senior Loan Documents or (ii) any failure of the Lessee to perform its obligations hereunder; or

     (f) Lessee shall be in default beyond any applicable grace or cure periods
(i) under any Transaction Documents to which it is a party or any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee and Owner, or between Lessee and any parent, subsidiary or affiliate of Owner, or between Lessee and Senior Lender, or between Lessee's Parent and Owner or between Lessee's Parent and Senior Lender or (ii) under any promissory note or guarantee heretofore, now or hereafter executed by Lessee or Lessee's Parent and delivered to any party referred to in clause (i) above evidencing or guaranteeing a loan made by any such party to Lessee, Lessee's Parent or Owner any obligation of Lessee or Lessee's Parent, to any Person (other than Owner, or any parent, subsidiary or affiliate of Owner) in excess of $1 million relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof by reason of a default in payment or performance by Lessee or Lessee's Parent (excluding any such default which is being contested in good faith by Lessee or Lessee's Parent by appropriate proceedings and the liability for which has not been reduced to judgment); or an attachment or other Lien shall be filed or levied against a substantial part of the property of Lessee or Lessee's Parent (taken in aggregate), and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of thirty (30) days; (unless Lessee has the right to contest such Lien under this Lease and is contesting the same in accordance with the terms hereof) or

     (g) Lessee or Lessee's Parent shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or Lessee's Parent or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or any petition for the relief, reorganization or arrangement of Lessee or Lessee's Parent, or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee or Lessee's Parent, shall be filed by or against Lessee or Lessee's Parent and, if filed against Lessee or Lessee's Parent, shall be consented to or be pending and not be dismissed for a period of sixty (60) days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee or Lessee's Parent; or any execution or writ or process shall be issued under any action or proceeding against Lessee or Lessee's Parent whereby any of the Leased Property may be taken or restrained (other than a Taking); or Lessee's or Lessee's Parent's corporate existence shall cease; or Lessee or Lessee's Parent shall (whether in one transaction or a series of transactions) without Owner's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or consolidate or merge with any other entity, or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization; or

     (h) any representation, warranty, statement or certification made by Lessee under this Lease or in any document or certificate furnished to Owner or any Assignee in connection herewith or pursuant hereto, shall prove to be untrue or incorrect in any Material respect when made, or shall be breached in any Material respect.

     Section 24.  Remedies Upon Default. Upon the occurrence of any Event of
                  ---------------------
Default and at any time thereafter so long as the same shall be continuing, Owner may exercise one or more of the following remedies:

     (a) The Owner may take action at law or in equity to collect any payments then due or thereafter to become due under this Lease, or to enforce performance and observance of any term, covenant or condition of this Lease applicable to Lessee, including, without limitation, the remedies permitted by Sections 1951.2 or 1951.4 of the California Civil Code, whichever is applicable, or any amendments thereof. Upon application by Owner, a receiver may be appointed to take possession of the Leased Property and exercise all rights granted to Owner as set forth in this Section 24.

     (b) The Owner may, in addition to or in lieu of taking such action at law or in equity as it may otherwise be entitled to, terminate the leasehold estate created hereby by giving Lessee not less than ten (10) days' prior written notice of the date Owner elects to make such termination effective (such notice period is referred to as the "Standstill Period") and, subject to the Lessee's rights under Section 24(e) below, the Owner may upon or after the completion of the Standstill Period repossess the Leased Property without further notice, either by summary proceeding or other suitable action either at law or in equity or otherwise, and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used to demand, sue for or collect arrears of Base Rental and Additional Rental and any other accrued obligations of Lessee under this Lease, and Lessee hereby waives all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived), provided, however, that if the Basic Lease Term or Extension Lease Term then in effect would otherwise expire during said Standstill Period, such Basic Lease Term or Extension Lease Term shall be extended to the end of the Standstill Period and Lessee shall be liable for the payment of all Basic Rent and Additional Rent during such extended rental period. In calculating the amount of any deficiency for which Lessee shall be liable hereunder, there shall be included, in addition to Base Rental and Additional Rental, the value of all other considerations agreed to be paid or performed by Lessee under this Lease. In calculating the amounts to be paid by Lessee pursuant to the foregoing sentence, there shall also be included all of the Owner's reasonable expenses in connection with any sale or reletting of the Leased Property, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of preparing the Leased Property for such sale or reletting, it being agreed by Lessee that the Owner may, but shall not be obligated to, (A) relet the Leased Property or any other portion thereof for a term or terms which may at the Owner's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Basic Lease Term or an Extension Lease Term then in effect and may grant such concessions and free rent as the Owner in its reasonable judgment considers advisable or necessary to relet the same, (B) make such alterations, repairs and decorations in or to the Leased Property as the Owner in its reasonable judgment considers advisable or necessary to sell or relet the same, or (C) keep the Leased Property vacant. No action of the Owner in accordance with the foregoing or failure to sell or relet or to collect rent upon reletting shall operate or be construed to release or reduce Lessee's liability hereunder except that a sale of the Leased Property not subject to this Lease shall terminate any further accruals of rent hereunder and Owner's only remedy in respect of such rentals shall be pursuant to Section 24(c) below. Upon the occurrence and during the continuation of an Event of Default, the Owner shall also be entitled to foreclose upon any fixtures, furniture or equipment or other personalty which is part of the Leased Property pursuant to the Uniform Commercial Code of California.

     (c) Whether or not Owner shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 24 (a) or (b) above with respect to the Leased Property (but subject to Lessee's rights set forth in Section 24(e) hereof), Owner, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Owner, and Lessee shall pay to Owner, on the payment date specified in such notice ("Liquidated Damage Payment Date") which shall not be earlier than the end of the Standstill Period and shall not be later than the end of the then applicable Basic Lease Term or Extension Lease Term (if the Standstill Period expires after the applicable Basic Lease Term or Extension Lease Term, the Liquidated Damage Payment Date shall be the first

Business Day after the last day of the Standstill Period), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Base Rental due for the Leased Property for any Rental Period commencing after the Liquidated Damage Payment Date and in lieu of the exercise by Owner of its remedies under Section 24(b) above in the case of a reletting of the Leased Property or with respect to a sale of the Leased Property), the sum of (i) all unpaid Base Rental payable for all Rental Periods through the Liquidated Damage Payment Date specified in such notice, plus (ii) all unpaid Additional Rental due with respect to such Leased Property as of the Liquidated Damage Payment Date, plus (iii) an amount equal to the Termination Value computed as of the Rent Payment Date coincident with or next preceding the Liquidated Damage Payment Date, plus (without duplication) all interest, cost, fees, reimbursements and all other amounts due and payable either to Owner or Senior Lender under the Transaction Documents, and, on payment of such amounts, Owner shall convey the Leased Property to Lessee as an Owner's Conveyance as provided in Section 32 below. If Owner elects (or Lessee requires Owner to elect) to exercise the remedies set forth in this
Section 24(c) prior to March 1, 2001, unless the Senior Lender directs that the Senior Loan be paid in full, the Lessee shall pay the Equity Balance to the Owner pursuant to Section 29(c) hereof, in lieu of the exercise of the remedies set forth in this Section 24(c), and upon the payment of the Equity Balance to the Owner, Owner shall cause the membership interests in the Owner and the stock interests in the managing member of the Owner to be transferred to the Lessee (or its nominee). Lessee shall take any actions to enable the Lessee to acquire the membership interests in the Owner and the stock interests in the managing member of the Owner in accordance with the terms and provisions of the Senior Loan Documents.

     (d) Subject to Lessee's rights under Section 24(e) below, Owner may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. The remedies herein conferred upon and reserved to the Owner are not intended to be exclusive of any other available remedy or remedies which the Owner may have at law or in equity, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Owner to exercise any remedy reserved to it in this Section, it shall not be necessary to give any notice, other than such notice as may be required in this Section.

     In addition, Lessee shall be liable for all costs and expenses, including without limiting the generality of the foregoing, reasonable attorney's fees, incurred by Owner or any Assignee by reason of the occurrence of any Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property in accordance with Section 33 hereof or in placing the Leased Property in the condition required by said Section. No express or implied waiver by Owner of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Owner to sell, lease or otherwise use the Leased Property in mitigation of Owner's damages as set forth in this Section 24 or which may otherwise limit or modify any of Owner's rights and remedies in this Section 24.

     Notwithstanding any provision contained in this Lease to the contrary, any and all remedies available to Owner upon the occurrence of an Event of Default shall survive the termination of this Lease.

     (e) If the Owner notifies the Lessee that it elects to repossess the Leased Property pursuant to Section 24(b) hereof, or, to terminate or rescind the Lease pursuant to the provisions in Section 24(b) or (d) hereof or to exercise its remedies under the Leasehold Deed of Trust, the Lessee shall be entitled to require the Owner to exercise the remedies set forth in Section 24(c) hereof in lieu of repossessing the Leased Property or in lieu of rescinding the Lease or in lieu of exercising its remedies under the Leasehold Deed of Trust by delivering to the Owner at any time during the Standstill Period written notice of its election to have the Owner exercise its remedies under Section 24(c). Unless the Owner specifies another date as the Liquidated Damage Payment Date pursuant to the notice required under Section 24(c) hereof, the Liquidated Damage Payment Date shall be the first Business Day after the last day of the Standstill Period. If no notice of such election by Lessee is received by Owner within the Standstill Period or if the required payments are not made on the Liquidated Damage Payment Date, the Owner may pursue the remedies set forth in
Section 24(b) or Section 24(d) hereof or the remedies set forth in the Leasehold Deed of Trust.

     (f) When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 28 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

     (g) In addition to and not in limitation of the foregoing, KCCI and SELCO, as assignee of Owner, shall be entitled to pursue its remedies under the Owner Pledge Agreement in conjunction with or independently of the exercise of any of the remedies set forth herein after an Event of Default and any proceeds derived therefrom shall be used to reduce the Equity Balance in accordance with the Participation Agreement. Owner shall also be entitled to exercise its rights under the Leasehold Deed of Trust, provided, however, that Lessee shall be entitled to require the Owner to exercise the remedies set forth in Section 24(c) hereof if such election is made during the Standstill Period. If the event of a conflict between the express provisions of this Lease and the express provisions of the Leasehold Deed of Trust, the provisions this Lease shall govern.

     Section 25.  Owner's Right to Perform for Lessee.  If Lessee fails to make
                  -----------------------------------
any payment of Additional Rental required to be made by it hereunder or fails to obtain the insurance required by Section 15 hereof or to otherwise perform or comply with any of its material agreements contained herein, Owner may (but shall not be required) itself, after written notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Owner incurred in connection with such payment or the performance of or compliance with such agreement, together with interest on all such amounts calculated at a per annum rate equal to the rate equal to the Default Rate, shall be due and payable by Lessee upon demand by Owner; provided, however, that no such payment,
                                --------  -------
performance or compliance by Owner shall be deemed to cure or waive any Event of Default hereunder.

     Section 26.  Expenses.  Lessee agrees, whether or not the transactions
                  --------
contemplated by this Lease are consummated, but solely to the extent such are incurred in connection with the transactions contemplated under the Transaction Documents (i) to pay the fees and expenses of the Administrator (and any successors or Administration) for ordinary or extraordinary services as Administrator under the Administrator Agreement, including, without limitation, the reasonable fees and expenses of its counsel, (ii) all fees and expenses of the Owner, Senior Lender, SELCO, Healthcare Realty and KCCI including, without limitation, the reasonable fees and expenses of their respective counsel and
(iii) to pay to or reimburse the Owner, Senior Lender, SELCO, Healthcare Realty and KCCI for (A) the payment of lien searches, filing and transfer fees, and taxes, fees and expenses relating to the titling and registration of and recording of this Lease or any mortgage, collateral, assignment of leases and rents, UCC financing statements and any other security documents with respect to the Leased Property incurred by or on behalf the Owner, Senior Lender, SELCO, Healthcare Realty and KCCI, (B) appraisal fees, engineering fees, environmental assessments, title insurance fees, survey costs and (C) all other reasonable fees and expenses which the Owner is obligated to pay in connection with the negotiation and documentation of, and consummation of the transactions contemplated by, and the ongoing performance of the various parties under this Lease, the Senior Loan Documents, the other Transaction Documents, and any other instruments and documents related to the transaction described in this Lease and said other documents, including, without limiting the generality of the foregoing, the organization and qualification of the Owner. The obligation of Lessee to pay all such reasonable fees, expenses and other amounts shall survive the termination of this Lease for any reason.

     Section 27.  Further Assurances.  Lessee will promptly and duly execute and
                  ------------------
deliver to Owner and any Assignee of Owner such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Owner and by any Assignee of Owner, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Owner or any Assignee of Owner may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Owner and of any Assignee of Owner and their respective rights, title and interests in and to the Leased Property or portions thereof.

     Owner, at Lessee's sole cost and expense, will promptly and duly execute and deliver to Lessee and any permitted assignee of Lessee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessee and by any permitted assignee of Lessee, and will take such further action as Lessee or any permitted assignee of Lessee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessee and of any permitted assignee of Lessee and their respective rights, title and interests in and to the Leased Property or portions thereof.

     Section 28.  Notices.  All notices provided for or required under the terms
                  -------
and provisions hereof shall be in writing, and any such notice shall be deemed given (a) when personally delivered,

(b) when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, (c) when delivered by an overnight courier service, or (d) when received by the intended recipient if sent by telecopy, provided that a copy of such notice also is delivered in the manner permitted in subparagraphs (a), (b) or (c) of this Section 28, addressed or sent (i) if to Owner or Lessee, at their respective addresses as set forth below or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Owner and Lessee.

     If to Owner:

     The Atrium of San Jose, Inc.
     c/o Keycorp Leasing
     54 State Street
     Albany, NY 12207
     Telecopy Number:

     and

     Wilmington Trust Company, administrator (name of Owner)
     Rodney Square North
     1100 North Market Street
     Wilmington, Delaware  19890
     Attn: Corporate Trust Administration
     Telecopy Number: (302) 651-8882



     If to Lessee:

     Brookdale Living Communities of California, Inc.
     c/o Brookdale Living Communities, Inc.
     77 West Wacker Drive, Suite 4400
     Chicago, Illinois  60601
     Attn: Darryl W. Copeland, Jr.
     Telecopy Number:  312 977-3699

     with a copy to:

     Brookdale Living Communities of California, Inc.
     c/o Brookdale Living Communities, Inc.
     77 West Wacker Drive, Suite 4400
     Chicago, Illinois  60601
     Attn: Robert J. Rudnik
     Telecopy Number:  312 977-3769
     with a additional copy to:

     Burke, Warren, MacKay & Serritella, P.C.
     330 North Wabash Ave., 22nd Floor
     Chicago, Illinois 60611
     Attn:  Douglas E. Wambach, Esq.
     Telecopy Number: 312 840-7900

     Copies of any notices sent either by or to Owner or Lessee shall be delivered to Healthcare Realty at the following address:

     Healthcare Realty Trust Incorporated
     3310 West End Ave., Suite 700
     Nashville, Tennessee  37203
     Attn:  Roger O. West
     Telecopy Number:  615-269-8175

     Section 29.  Lessee's Extension Lease Options and End of Term Purchase
                  ---------------------------------------------------------
Options.
-------

     (a) After the Basic Lease Term Expiration Date and each Extension Lease Term (except the fifth Extension Lease Term) and if no Event of Default shall have occurred and be continuing, Lessee shall be entitled to extend this Lease annually for an Extension Lease Term of one (1) year provided that there shall be no more than five (5) Extension Lease Terms in total. The first Extension Lease Term will commence on the day immediately following the Basic Lease Term Expiration Date, and each succeeding Extension Lease Term will commence on the day immediately following the last day of the immediately preceding Extension Lease Term. All of the provisions of this Lease shall be applicable during each Extension Lease Term. Except during the fourth (4th) Extension Lease Term, this Lease shall be deemed automatically extended for the succeeding Extension Lease Term without the necessity of any notice or the taking of any other action unless Lessee shall give written notice to Owner that Lessee does not elect to extend the Term of this Lease for the next succeeding Extension Lease Term at least three hundred and sixty-five (365) days prior to the last day of the then current Term. Unless Lessee has exercised its purchase option under Section 29(b) hereof, in the event Lessee elects not to exercise an extension option the Leased Property shall be returned to Owner in accordance with the provisions of
Section 34 hereof, in which case the provisions of Section 31(b) hereof shall apply (unless delivered to a bidder in accordance with Section 30(b) hereof, in which case the provisions of Section 31(a) shall apply). If the Leased Property has not been so returned or delivered to Owner on the last day of the then effective Basic Lease Term or Extension Lease Term, as the case may be, Lessee shall pay Base Rental and Additional Rental payable as provided in Section 34(f) hereof. If Lessee elects not to renew this Lease for an Extension Lease Term as provided above, then during the three hundred sixty-five (365)-day period preceding the date on which the then effective Basic Lease Term or Extension Lease Term, as the case may be, shall terminate or expire, Owner may, subject to Legal Requirements, place signs in locations on the grounds in front of the Leased Property advertising that the same will be available for rent or purchase. If Lessee has exercised its option to enter into an Extension Lease Term ending on May 1, 2006, Lessee agrees that it will (x) effect a refinancing of the Senior Loan on or before the maturity date for the Senior Loan (i.e. February 1, 2006) in accordance with Section 19(e) hereof or (y) make a payment of Base Rental on February 1, 2006 in an amount sufficient to pay the Senior Loan in full (and to make payments of the other components of Base Rental which are due on such date).

     (b) Lessee shall be entitled, at its option, upon written notice to Owner, as hereinafter provided, to purchase Owner's interest in the Leased Property in accordance with Section 32 hereof, on any Rent Payment Date on or after March 1, 2001, for an amount equal to the Purchase Price applicable to the Basic Lease Term or Extension Lease Term thereof then ending (i.e., the Termination Date). To exercise said purchase option, Lessee shall give written notice to Owner to such effect at least sixty (60) days prior to the Rent Payment Date upon which such purchase is to be made, provided however, that Lessee shall be relieved of its obligation to remarket the Leased Property during the Remarketing Period (as defined in Section 39(a)) by giving Owner prior to the commencement of the Remarketing Period written notice of its exercise of its right to purchase the Leased Property on the last day of the then current Term.. If Lessee gives written notice of its exercise of its right to purchase to Owner, such notice shall constitute a binding obligation of Lessee to purchase the Leased Property and to pay Owner the Purchase Price on the Termination Date. Notwithstanding the provisions of Section 19 above, Lessee may freely assign its option to purchase to any third party.

     (c) Provided that the Lease is then not within a Remarketing Period, the Lessee shall have the option on any Rent Payment Date to pay Owner the Equity Balance (or so much thereof which represents the B Investor Loan and SELCO Contribution) and reduce the Base Rental, Purchase Price, Termination Value and End of Term Adjustment to reflect the repayment of the Investor Loans and the SELCO Contribution. Lessee shall give Owner no less than thirty (30) days prior written notice of its intent to pay the Equity Balance (or the portion thereof representing the B Investor Loan and SELCO Contribution). The Owner and Lessee agree that as soon as possible after the payment by the Lessee to the Owner of the full Equity Balance, the Owner shall cause SELCO (or the then beneficial owner of Owner) to transfer the membership interests in the Owner and the stock in the managing member of Owner to Lessee (or its nominee) free and clear of any Liens given to secure the A Investor Loan. Owner, Lessee and SELCO agree to execute all documents which may be reasonably required to effectuate the transfer of such membership interests and stock. As soon as possible after the payment in full of the Equity Balance (or so much thereof which represents the B Investor Loan and SELCO Contribution), Owner shall cause the Supplementatl Collateral to be released from the Lien of the Owner Pledge Agreement and shall direct the Custodian to return the Certificates of Deposit to Lessee.

     Section 30.  Third Party Sale of Leased Property.
                  -----------------------------------

     (a) If Lessee does not exercise its option to enter into an Extension Term or its option to purchase the Leased Property as of the last day of the then current Term, then Lessee shall have the obligation during the final three hundred sixty-five (365) days of the then current Term (the "Remarketing Period"), to use such commercially reasonable efforts as would be made by a self- interested property owner in the area to actively market commercial property to obtain bona fide bids for the Leased Property from prospective purchasers who are financially capable of purchasing the Leased Property for cash on an as-is, where-is basis, without recourse to or warranty by Owner on the terms and conditions set forth in Section 32 hereof applicable to Owner Conveyances. The

Lessee shall be responsible for hiring brokers who shall be reasonably acceptable to Owner and promptly upon Owner's request, shall permit inspection of the Leased Property and any maintenance records relating to the Leased Property by Owner or any potential purchasers (subject, however, to any pre-existing rights of any tenants or other occupants of the Leased Property), and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser. All such marketing of the Leased Property shall be at Lessee's sole expense. The Lessee shall allow the Owner and any potential purchaser access to the Leased Property for purposes of showing the same (subject, however, to any pre-existing rights of any tenants or other occupants of the Leased Property). All bids received by Lessee prior to the end of the Basic Lease Term, or Extension Lease Term if applicable, shall be immediately certified to Owner in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Owner shall have the right, but not the obligation, to seek bids for the Leased Property during the Remarketing Period. The obligation of Lessee to continue to pay Base Rental, Additional Rental and any other amounts payable hereunder shall not abate during the Remarketing Period.

     (b) Delivery of Leased Property to Third Party Buyer.  Not later than the
         ------------------------------------------------
Termination Date, Lessee shall deliver the Leased Property to the bidder, if any, who shall have submitted such highest bid during the Remarketing Period, and Owner shall simultaneously therewith sell (or cause to be sold), its ownership in such Leased Property to such bidder, provided, that Owner shall not
                                                  --------
be obligated to sell the Leased Property if either (x) all of the conditions set forth in Sections 32 and 33 have not been complied with on or before such Termination Date or (y) the Net Proceeds of Sale of the Leased Property would be less than the Maximum Owner Risk Amount applicable as of the Termination Date. The Net Proceeds of Sale shall be retained by the Owner subject however to
Section 31(a).

     (c) Delivery of Appraisals and Reports.  Owner shall have the right in its
         ----------------------------------
sole discretion, but not the obligation, to retain a third party as its agent for the purpose of determining compliance of the Lessee with the conditions applicable to a return of the Leased Property pursuant to Section 34, at Lessee's cost and expense. Upon the request of Owner and at Lessee's sole cost and expense, Lessee shall provide Owner with a written report on or before the fifteenth (15th) day after Owner's request which describes in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona fide bids for the purchase of the Leased Property, including a list of all Persons approached for the purpose of soliciting bids to purchase the Leased Property.

     Section 31.  End of Term Adjustment.
                  ----------------------

     (a) This Section 31(a) shall apply only if a sale of the Leased Property has been consummated on or prior to the Termination Date pursuant to Section 30(b) hereof. If the Net Proceeds of Sale of the Leased Property from a sale to a third party are less than the Purchase Price of the Leased Property as of such Termination Date, Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment, in immediately available funds, an amount equal to such deficiency (a "Deficiency") as an adjustment to the Rent payable under this Lease; provided, however, that if all of the Limited Lessee Risk Conditions have
       --------  -------
been met, the amount of the Deficiency payable by Lessee with respect to the Leased Property shall not exceed the Maximum Lessee Risk Amount then applicable. If the Net Proceeds of Sale of the Leased Property exceed the Purchase Price, Owner shall pay to Lessee an amount equal to such excess as an adjustment to the

Rent paid or payable under this Lease; provided, however, that Owner shall have
                                       --------  -------
the right to offset against such adjustment payable by Owner, any other amounts then due and payable from Lessee to Owner hereunder or under any other agreements between Owner and Lessee. Lessee shall also pay to Owner on the Termination Date the Base Rental due and payable for the Leased Property on the Termination Date, plus all Additional Rental then due and owing to Owner. Owner's obligation to sell (or cause to be sold) the Leased Property to a third party under Section 30 is contingent upon the receipt of the amounts, if any, payable by Lessee pursuant to this Section 31(a) and Section 31(c).

     (b) If upon the expiration of the Basic Lease Term or any Extension Lease Term or upon any Termination Date, (x) Lessee does not purchase the Leased Property pursuant to Section 29 hereof or under Sections 16 or 24, if applicable, (y) a third party sale is not consummated in accordance with Section 30 hereof, or (z) the Lessee does not extend the Term of the Lease by an Extension Term pursuant to Section 29(a) hereof, then Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment, an amount equal to one of the following amounts: (i) the Maximum Lessee Risk Amount then applicable if all of the Limited Lessee Risk Conditions have been met, or (ii) the Purchase Price, if all of the Limited Lessee Risk Conditions have not been met, plus, in either case, the Base Rental due and payable on the Termination Date, plus all Additional Rental then due and owing to Owner. The total selling price realized from any sale of the Leased Property after the Termination Date shall be retained by Owner. Lessee shall remain liable for the payment of, and upon the consummation by Owner of the sale of the Leased Property after the Termination Date, Lessee shall pay or reimburse Owner for the payment of, all applicable sales, excise, transfer, recording or other taxes imposed as a result of such sale, and fees and all expenses incurred by Owner as a result of such sale, including, without limitation, expenses incurred in titling and registering the conveyance of Owner's title to the Leased Property, title insurance fees and expenses and reasonable fees and expenses of counsel, but the Lessee shall not be required to pay or reimburse Owner for any tax based upon or measured solely by Owner's or SELCO's gross, net or taxable income realized upon such sale or any taxes payable in the nature of capital gains, unless any such tax is in lieu of or a substitute for any sales, excise, transfer or recording taxes imposed as a result of a sale of the Leased Property.

     (c)  [omitted]

     (d) All amounts received by Owner upon the sale of the Leased Property or as payment of the Purchase Price, End of Term Adjustment or Termination Value shall be first applied to pay the Senior Loan in full prior to applying such amounts to payment of Owner's Equity.

     Section 32.  Procedure for Owner Conveyance.  In the event of an Owner
                  ------------------------------
Conveyance, the terms and conditions of this Section 32 shall apply. On the closing date for such transfer:

          (i) The Owner shall have received all amounts due and payable to it under the applicable provisions of this Lease, and without limitation of the foregoing, Lessee shall have paid all Basic Rental and Additional Rental and all other sums due and payable by Lessee under this Lease, through the date of consummation of the transfer, in each case in funds of the type specified and otherwise in accordance with Section 33 hereof.

     (ii) Each Owner's Conveyance shall be made by a good and sufficient grant deed, subject to all matters of public record or apparent from an inspection or survey, except as otherwise provided herein, or such other instruments as may be appropriate in the circumstances, which shall transfer all of the Owner's interest in the Leased Property to Lessee or third party, as the case may be. OWNER'S TRANSFER OF ITS OWNERSHIP IN THE LEASED PROPERTY SHALL BE ON AN AS-IS, WHERE-IS BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, HABITABILITY, DURABILITY, SUITABILITY OR FITNESS OF THE LEASED PROPERTY FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER CONCERNING THE LEASED PROPERTY OR ANY PORTION THEREOF. LESSEE AND, IF APPLICABLE, ANY THIRD PARTY SHALL WAIVE ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST OWNER FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE LEASED PROPERTY OR
BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER.   WITH RESPECT TO THE
EXCULPATION PROVIDED IN THIS SECTION 32, LESSEE WAIVES THE BENEFITS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Owner shall convey all of its then right, title and interest in and to the Leased Property to Lessee or third party, as the case may be, free and clear of any Owner Liens (other than Permitted Liens), and any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Senior Loan and any replacements for or additions to the foregoing, but NO REPRESENTATION OR WARRANTY SHALL BE MADE BY OWNER AS TO THE EXISTENCE OF ANY OTHER LIENS OR ENCUMBRANCES ON THE LEASED PROPERTY AS OF THE DATE OF SALE.

          (iii) The Lessee shall have paid all charges and expenses incident to the transfer of the Leased Property in an Owner's Conveyance, including, without limitation, all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes arising as a result of such transfer. Lessee shall have paid all reasonable fees and expenses of Owner's counsel and Senior Lender's counsel incurred by reason of the transfer.

     Section 33.  Time of the Essence; Manner of Payment.  The provisions of
                  --------------------------------------
this Lease requiring the payment by Lessee to the Owner or to any third party, whether such payments are for Base Rental, Additional Rental, Termination Value, Purchase Price, Equity Balance, End of Term Adjustment, Maximum Lessee Risk Amount or otherwise are of the essence of this Lease, and time is of the essence for any payment and performance of such obligations of Lessee set forth herein. All payments to be made to Owner and Senior Lender hereunder shall be in immediately available funds paid by wire transfer to an account designated by Owner or Senior Lender, as applicable to the portion of any such amounts payable to the designating party, or at Owner's or Senior Lender's request, by certified or cashier's check.

     Section 34.  Return of Leased Property.
                  -------------------------

     (a) Subject to Section 16 hereof, upon the expiration or earlier termination of the Term (unless Lessee has purchased the Leased Property pursuant to Section 29 hereof), Lessee will vacate and surrender and deliver possession of the Leased Property to Owner in broom clean condition and in the condition required pursuant to Section 13(a) hereof. Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination of this Lease, all personal property, furniture and fixtures (other than equipment and fixtures which form a part of the building systems and any personal property in which Owner has been granted a security interest pursuant to Section 10(b) hereof or in which Senior Lender has been granted a security interest pursuant to the Deed of Trust) situated thereon which is not the property of Owner, and shall repair any damage caused by such removal. Property not so removed shall become the property of Owner, and Owner may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

     (b) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Owner of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Owner and any Assignee of Owner.

     (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Owner pursuant to this Section 34, the Leased Property shall (i) be capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, construction, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Owner or Assignee and except for any buildout requirements that are unique to such new owner or lessee), use or occupancy of the Leased Property, (ii) be in accordance and compliance with all Legal Requirements and Environmental Legal Requirements including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to Lessee, (iii) be free and clear of all Liens, other than (A) any Permitted Liens and Owner Liens and (B) any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Senior Loan and any replacements for or additions to the foregoing.

     (d) On or prior to the date of such surrender and return of the Leased Property, Owner shall have received from Lessee, at Lessee's expense, evidence satisfactory to Owner and each Assignee, of compliance with the provisions of this Section 34, including without limitation, an environmental assessment for the Leased Property addressed in form and substance satisfactory to Owner and each Assignee or, in lieu of addressing to such parties directly, accompanied by a letter permitting Owner and each Assignee to rely thereon, performed by an independent, licensed professional engineer satisfactory to Owner and each Assignee, and which assessment (x) shall be sufficient in scope to determine compliance with the applicable Environmental Legal Requirements, (y) shall reveal no actual or potential environmental liabilities which cannot be remediated by Lessee as provided in the following clause (z), and (z) if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Owner and each Assignee and, subject to Section 20 hereof, any remediation recommended therein to be performed shall have been performed, and evidence of compliance with Section 34(c)(ii).

     (e) Upon such return of the Leased Property to Owner, Lessee shall deliver to Owner a then current title insurance policy or a binding commitment to issue Owner's and Lender's title insurance policies written by a title insurance company reasonably acceptable to Owner and Senior Lender or endorsements to the existing Owner's and Lender's Title Insurance, in each case, insuring good and marketable title in the Leased Property in an amount equal to the Termination Value determined as of the Termination Date, unencumbered except for Owner Liens and Permitted Liens. Upon the request of Owner, Lessee shall continue for a period not in excess of one hundred eighty (180) days to maintain its insurance policies for the Leased Property required under Section 15 hereof if able to do so on a commercially reasonable basis, provided that Owner pays or reimburses Lessee for its pro rata costs thereof.

     (f) Until the Leased Property has been returned to Owner in the condition required under Section 34(a) through (d) hereof, Lessee shall continue to pay Owner, on the same dates on which Base Rental was payable during the Basic Lease Term or any Extension Lease Term thereof, 125% of the Base Rental that was payable on the last Rent Payment Date plus, all Additional Rental for which Lessee is liable applicable to such periods.

     (g) The provisions of this Section 34 are of the essence of this Lease, and any Material breach thereof shall be deemed an Event of Default hereunder, and upon application to any court of equity having jurisdiction in the premises, Owner shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 34.

     Section 35.  Financial Information.
                  ---------------------

     (a) Lessee agrees to furnish Owner and Senior Lender (i) as soon as available, and in any event within 105 days after the last day of each fiscal year of Lessee, a copy of the balance sheet of Lessee's Parent on a consolidated basis as of the end of such fiscal year, and related consolidated statements of income and retained earnings of Lessee's Parent for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Lessee's Parent's form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (ii) within 50 days after the last day of each fiscal quarter of Lessee's Parent (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings covering the fiscal year to date of Lessee Parent on a consolidated basis, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Lessee's Parent, together with a copy of Lessee's Parent's form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (iii) contemporaneously with its transmittal to each stockholder of Lessee's Parent and to the Securities and Exchange Commission, all such other financial statements and reports as Lessee's Parent shall send to its stockholders and to the Securities and Exchange Commission; (iv) as soon as available to Lessee's Parent, the notice of any Material adjustment resulting from any audit of the books and/or records of Lessee's Parent by any taxing authority having jurisdiction over Lessee's Parent; and (v) such additional financial information as Owner may reasonably request concerning Lessee's Parent.

     (b) Lessee agrees to and shall cause Lessee's Parent to prepare and deliver the reports required under Section 1.18 of the Deed of Trust to Owner and Senior Lender and shall permit the Senior Lender access to Lessee's books and records as required thereby.

     Section 36.  Recording.  Lessee and Owner will execute, acknowledge,
                  ---------
deliver and cause to be recorded or filed in the manner and place required by any present or future law, a memorandum hereof, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Owner or any Assignee as being necessary or appropriate in order to protect Owner's or Assignee's respective interests in the Leased Property or to publish notice of or to create, maintain and protect the lien and security interest intended to be created by the Deed of Trust and the other obligations of Owner to Senior Lender upon, and the interest of Senior Lender in, the Leased Property. If Lessee shall fail to comply with this Section 36, Owner shall be and is hereby irrevocably appointed the agent and attorney in fact of Lessee, to comply therewith, but this sentence shall not prevent any default in the observance of this Section 36 by Lessee from constituting an Event of Default in accordance with the provisions of this Lease. Lessee may record a memorandum of this Lease whether or not requested by Owner.

     Section 37.  No Reliance.  Lessee and Owner hereby mutually acknowledge
                  -----------
that in negotiating the terms of this Lease and all other related agreements and documents, each has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that neither Lessee, Owner, Senior Lender, SELCO, Healthcare Realty, KCCI, the Administrator or any Assignee nor any of their respective affiliates or personnel has represented or warranted the legal, tax, economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

     Section 38.  Miscellaneous.  Any provision of this Lease which is
                  -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Owner's or Lessee's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee and Owner hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. In no event shall any amounts payable hereunder, whether payable as Base Rental, Additional Rental or otherwise, exceed any limits imposed by applicable law. To the extent any amounts received by Owner exceeds the maximum amount permitted, such payment shall be credited to future Base Rental payable hereunder or at Owner's option, be refunded to Lessee. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought and consented to in writing by the Senior Lender (while the Senior Loan is outstanding). No amendment of any provision benefitting any Indemnitee hereunder shall be effective to adversely affect such Indemnitee's right hereunder without the written consent of such Indemnitee. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Owner and (subject to the restrictions of Section 19 hereof) Lessee. This Lease, the other Transaction Documents and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Owner and Lessee with respect to the leasing of the Leased Property, and cancel and supersede any and all prior oral or written understandings with respect thereto.

     Section 39.  Venue; Governing Law.  Lessee agrees that at Owner's sole
                  --------------------
election any suit, action or proceeding brought by Owner against Lessee in connection with or arising out of this Lease may be brought in any federal or state court in the State of California, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Owner's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and constructed in accordance with, the laws of the State of California, including all matter of construction, validity and performance.

     Section 40.  Estoppel Certificate.  Lessee agrees from time to time, upon
                  --------------------
not less than ten (10) days' prior written notice from Owner, Senior Lender, SELCO, Healthcare Realty or KCCI, to execute, acknowledge and deliver to Owner, Senior Lender, SELCO, Healthcare Realty or KCCI or any other Person designated by Owner, Senior Lender, SELCO, Healthcare Realty or KCCI, a statement in form and substance reasonably satisfactory to the Person requesting same certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which Base Rental and Additional Rental have been paid, and stating whether or not, to the best knowledge of the signer of the certificate, Owner is in default in performance of any covenant, agreement or condition in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any prospective purchasers of the Leased Property, any assignee of Owner, Senior Lender, SELCO, Healthcare Realty or KCCI or any prospective mortgage lender. Owner agrees that at the reasonable request of the Lessee it will provide the Lessee with a statement of the then current Equity Balance and shall cooperate with Lessee in requesting that the Senior Lender provide the Owner and Lessee with a statement of the then current balance of the Senior Loan.

     Section 41.  Survival of Representations, Warranties and Covenants.   All
                  -----------------------------------------------------
representations, warranties, agreements, covenants and obligations of Lessee herein are material, shall be deemed to have been relied upon by Owner, and, unless by their express terms expire as of an earlier date, shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property.

                           [SIGNATURES ON NEXT PAGE]

                      [SIGNATURE PAGE FOR LEASE AGREEMENT]

    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their duly authorized representatives effective as of the date first written above.

                              The Atrium of San Jose LLC
                              (Owner)
                              By: The Atrium of San Jose, Inc.


                              By:________________________________

                              Title:_____________________________



                              Brookdale Living Communities of
                              California, Inc.
                              (Lessee)



                              By:________________________________

                              Title:_____________________________

                                   EXHIBIT A

                           Legal Description of Land

                                   Exhibit B

                                  BASE RENTAL
                                  -----------


     There are four (4) components to Base Rental: (i) Senior Loan Debt Service, (ii) A Investor Loan Debt Service, (iii) B Investor Loan Debt Service, and (iv) SELCO Basic Rent.

     (i) SENIOR LOAN DEBT SERVICE means (a) all interest payable on the Senior Loan on any Senior Loan Payment Date, plus (b) the principal, if any, payable on the Senior Loan as of such Senior Loan Payment Date, plus (c) all premiums, make-whole amounts, prepayment penalties or any other charges or payments due on the Senior Loan on such Senior Loan Payment Date, plus (d) any sinking fund or other principal redemption payments due on such Senior Loan Payment Date, plus (e) all other payments due under the Senior Loan Documents, including but not limited to, late charges, default interest and other costs and expenses incurred by Senior Lender in collecting the Senior Loan Debt Service.

     Pursuant to the terms of the Senior Loan Documents, the Lessor is required to make monthly payments in the amount of ONE HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED EIGHTY-FOUR AND 43/100 DOLLARS ($134,884.43). All Senior Loan Debt Service shall be paid directly to the Senior Lender on or before the same is due under the Senior Loan Documents.

     (ii) A INVESTOR LOAN DEBT SERVICE means (a) all interest payable on the A Investor Loan on any A Investor Distribution Date (as defined in the Participation Agreement), plus (b) the principal, if any, payable on the A Investor Loan as of such A Investor Distribution Date, plus (c) all premiums, make-whole amounts, prepayment penalties, any increased costs, yield protection payments, late fees, default interest, and any other charges or other payments due with respect to the A Investor Loan under the terms of the Participation Agreement, plus (d) any sinking fund or other principal redemption payments due on such A Investor Distribution Date.

     (iii) B INVESTOR LOAN DEBT SERVICE means (a) all interest payable on the B Investor Loan on any B Investor Distribution Date as defined in the Participation Agreement, plus (b) the principal, if any, payable on the B Investor Loan as of such B Investor Distribution Date, plus (c) all premiums, make-whole amounts, prepayment penalties, any increased costs, yield protection payments, late fees, default interest, and any other charges or other payments due with respect to the B Investor Loan under the terms of the Participation Agreement, plus (d) any sinking fund or other principal redemption payments due on such B Investor Distribution Date.

     (iv) SELCO BASIC RENT means an amount equal to the return payable on the SELCO Contribution in accordance with Section 2.3 of the Participation Agreement, together with all make-whole amounts, prepayment penalties, any increased costs, yield protection payments, late fees, default interest and other charges or other payments due with respect to the SELCO Contribution under the terms of the Participation Agreement. SELCO Basic Rent shall be payable quarterly in advance on each SELCO Distribution Date.

     The rights of the Owner, KCCI, SELCO and Healthcare Realty to receive Equity Rental is subject to the rights of the Senior Lender under the Senior Loan Documents while the Senior Loan is outstanding.

                                   EXHIBIT C

                     Termination Values and Purchase Prices

                                   EXHIBIT D

          Maximum Lessee Risk Amounts and Maximum Owner Risk Amounts

                                   Schedule I

                             List of Listed Permits

                                     [none]

                                  Schedule II

                       List of Acceptable Hazardous Waste

                                      -60-